Exhibit (c)(1)

Project Warriors Materials for Discussion DRAFT Preliminary | Subject to Further Review and Evaluation February 22, 2016

Agenda 2 CONFIDENTIAL | DRAFT •Curry Trading and Financial Summary •Illustrative Preliminary Curry Valuation Analyses •Detail on Potential Partners •Appendices -Additional Detail on Curry -Price and Multiple Evolution of Selected Companies -Additional Financial Information -Illustrative Cost of Capital Calculation

 Curry Trading and Financial Summary

Curry Long-Term Trading Performance December 20, 2007 (Since IPO) to February 19, 2016 NTM Rev Mult. Price $140.00 2010 2011 2012 2013 2014 2015 2016YTD $27.11 47.73 67.30 111.56 119.63 107.87 82.38 $12.13 25.34 38.51 65.94 71.42 79.28 53.11 $17.44 33.92 52.62 89.16 93.48 92.72 67.31 8.0x 11.8 13.5 18.2 17.2 12.5 7.5 3.7x 6.7 9.2 11.8 9.4 7.2 4.5 5.3x 9.1 11.4 15.0 12.2 9.4 5.9 17.5x $120.00 15.0x $100.00 12.5x $80.00 10.0x Price: $56.25 $60.00 7.5x NTM Rev Mult: 4.8x $40.00 5.0x $20.00 2.5x $0.00 0.0x Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Source: CapitalIQ. 4 CONFIDENTIAL | DRAFT Current $56.25 4.8x Curry Trading Overview Price NTM Rev Mult High Low Average High Low Average

Curry Short-Term Trading Performance January 2, 2015 to February 19, 2016 ev Mult. Price $110.00 13.0x Price Reaction: (8%) Price Reaction: +8% January 28, 2016: $100.00 11.5x $206M vs. guided revenue of $90.00 10.0x $80.00 8.5x $70.00 7.0x Price Reaction: (5%) Price: $56.25 $60.00 5.5x NTM Rev Mult: 4.8x $50.00 4.0x Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Source: CapitalIQ. 5 CONFIDENTIAL | DRAFT January 29, 2015: Announced Q4’14 July 23, 2015: Revenue of $158M vs. Announced Q2’15 Revenue of guided revenue of $154M - $177M vs. guided revenue of October 22, 2015: Announced Q3’15 Revenue of NTM R $156M vs. street$170M - $172M vs. street $193M vs. guided revenue of $192M - $194M vs. street expectations of $193M. Price Reaction: (7%) expectations of $155Mexpectations of $172M. Announced Q4’15 Revenue of $202M - 205M vs. street expectations of $205M. Price Reaction: +6% April 23, 2015: Announced Q1’15 Revenue of $165M vs. guided revenue of $160M - $162M vs. street expectations of $162M. Announced acquisition of Bronto Software for $200M.

Relative Trading Performance Source: Capital IQ. Current prices as of February 19, 2016. 6 (1) Curry price indexed to first trading day closing price of $35.50. CONFIDENTIAL | DRAFT +81% NOW ULTI +409% ULTI +65% CRM +45% +282% CRM +45% Nasdaq +19% DWRE WDAY +8% Nasdaq +71% LNKD +1% (14%) CSOD Curry +58% (18%) Curry (8%) Nasdaq ULTI +443% (13%) ULTI CRM (19%) +243% Curry CSOD (23%) (27%) WDAY (32%) Curry +232% CRM NOW (35%) DWRE (37%) Nasdaq +95% (49%) LNKD Since 2013 (January 2, 2013) Since 2016 (January 4, 2016) Since 2010 (January 4, 2010) Since Curry IPO (December 20, 2007)(1)

Performance vs. Expectations Actual vs. Guidance Actual vs. Guidance ($0.2) $0.9 $2.7 ($1.7) ($1.1) $0.5 ($4.8) ($3.5) ($MM) 1% (1%) 1% (1%) 1% (1%) 2% 2% Performance Source: ThomsonOne and Company filings. 7 CONFIDENTIAL | DRAFT Non-GAAP EPS Revenue ($MM) $0.02 $120.9 $0.02 $120.0 $0.06 $123.0 $0.03 $131.9 $0.03 $131.0 $0.06 $131.8 $0.04 $141.6 $0.04 $141.0 $0.11 $143.7 $0.10 $155.4 $0.09 $155.0 $0.10 $157.9 $0.05 $161.5 $0.05 $161.0 $0.11 $164.8 $0.02 $172.2 $0.04 $171.0 $0.02 $177.3 Legend $0.02 $193.4 $0.02 $193.0 $0.03 $192.8 $0.04 $204.6 $0.04 $203.5 $0.05 $206.2 Curry Price4%(4%)11%(8%)(5%)8%(7%)6% Reaction NASDAQ Guidance vs. Expectations Revenue Non-GAAP($0.02)($0.05)($0.01)($0.04)($0.03)($0.02)($0.02)($0.06) EPS 25% $0.01 100% $0.02 11% $0.01 120% $0.06 214% $0.08 151% $0.04 280% $0.04 (43%) ($0.02) 1% $2.7 (0%) ($0.2) 2% $2.9 2% $3.8 2% $2.7 1% $0.8 2% $3.0 4% $6.3 Q4’15 Q2’15 Q1’15 Q3’15 Q4’14 Q2’14 Q1’14 Q3’14 CY2015 CY2014 Consensus Estimates Guidance (Based on midpoint of range) Actuals

Summary of Preliminary Curry Management Forecast

($MM, except for per share prices)

	Annual Financials								
	Calendar Year								'15A - '21E
	2014A	2015A	2016E	2017E	2018E	2019E	2020E	2021E	CAGR
Recurring	$448	$593	$751	$949	$1,206	$1,539	$1,957	$2,462	27%
Non-Recurring	109	148	210	268	327	390	468	561	25%
Revenue	**$556**	**$741**	**$960**	**$1,218**	**$1,533**	**$1,929**	**$2,425**	**$3,023**	**26%**
% Growth	*34%*	*33%*	*30%*	*27%*	*26%*	*26%*	*26%*	*25%*	
Non-GAAP Gross Profit	**398**	**521**	**651**	**830**	**1,062**	**1,369**	**1,754**	**2,205**	**27%**
% Margin	*72%*	*70%*	*68%*	*68%*	*69%*	*71%*	*72%*	*73%*	
Research and Development	78	103	125	165	207	260	327	408	26%
Sales and Marketing	252	343	421	524	643	797	982	1,185	23%
General and Administrative	39	53	62	79	100	126	159	198	25%
Total Operating Expenses	369	499	608	769	951	1,183	1,468	1,791	24%
% of Revenue	*66%*	*67%*	*63%*	*63%*	*62%*	*61%*	*61%*	*59%*	
Non-GAAP Operating Income	**29**	**22**	**44**	**61**	**111**	**185**	**285**	**414**	**63%**
% Margin	*5%*	*3%*	*5%*	*5%*	*7%*	*10%*	*12%*	*14%*	
Non-GAAP Net Income	**29**	**18**	**37**	**52**	**99**	**170**	**267**	**391**	**67%**
% Margin	*5%*	*2%*	*4%*	*4%*	*6%*	*9%*	*11%*	*13%*	
Non-GAAP EPS	**$0.32**	**$0.22**	**$0.45**	**$0.62**	**$1.15**	**$1.92**	**$2.93**	**$4.18**	**63%**
% Growth	*23%*	*(31%)*	*101%*	*39%*	*85%*	*68%*	*52%*	*43%*	
Average Shares	*78*	*80*	*82*	*84*	*86*	*89*	*91*	*94*	
Memo:									
Cash Flow from Operations	$75	$100	$138	$169	$249	$361	$514	$703	38%
% Margin	*13%*	*14%*	*14%*	*14%*	*16%*	*19%*	*21%*	*23%*	
Capital Expenditures	(24)	(50)	(50)	(60)	(72)	(91)	(112)	(139)	
Levered Free Cash Flow	**51**	**50**	**88**	**109**	**177**	**270**	**401**	**564**	**50%**
% Margin	*9%*	*7%*	*9%*	*9%*	*12%*	*14%*	*17%*	*19%*	
Revenue Mix:									
Recurring	80%	80%	78%	78%	79%	80%	81%	81%	
Non-Recurring	20%	20%	22%	22%	21%	20%	19%	19%	
Operating Expenses - % of Revenue:									
Research and Development	14%	14%	13%	14%	13%	13%	13%	13%	
Sales and Marketing	45%	46%	44%	43%	42%	41%	41%	39%	
General and Administrative	7%	7%	6%	7%	7%	7%	7%	7%	

Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items.
Source: Based on Curry Management as of February 2016.

Summary of Assumptions

- Bookings growth drives revenue – model assumes that bookings growth decreases in the projection period (25% in CY2016E down to 22% in terminal year)
- Slight increase in recurring bookings as a percentage of total bookings from 52% up to 58%
- Improvements in both recurring *(85.4% to 86.7%)* and non-recurring *(4.8% to 12.5%)* gross margins during the projection period
- Slight improvement in sales productivity over the projection period ($0.88 in CY2016E down to $0.85 in terminal year)
- Other operating expense line-items largely held flat as a percentage of revenue

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Qatalyst PARTNERS

Comparison ofCurry Street and Preliminary Curry Management Forecast Actuals Forecast Actuals Forecast Actuals Forecast $4.18 Historical 2012A – 2015A CAGR: 34% Historical 2012A – 2015A CAGR: (5%) $3,023 S R: 27% S R: 53% $2,425 Management 2015A – 2021E CAGR: 26% Management 2015A – 2021E CAGR: 63% $0.45 $0.43 '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E Actuals Forecast Forecast Actuals Forecast Actuals $564 Historical 2012A – 2015A CAGR: (1%) Historical 2012A – 2015A CAGR: 6% S R: 50% S R: 43% Management 2015A – 2021E CAGR: 63% Management 2015A – 2021E CAGR: 50% $401 $119 $147 $41 '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items. 9 (1) (2) Based on mean consensus analyst research estimates as of February 19, 2016. CONFIDENTIAL | DRAFT Based on Curry Management as of February 2016. Legend treet 2015A – 2018E CAG $42 $42 $51 $50 $270 $177 $88 $85 $109 treet 2015A – 2018E CAG $22 $24 $29 $22 $414 $285 $185 $111 $44 $67 $61 $74 7% 6% 5% 3% 14% 12% 10% 7% 6% 5% 4% 5% 5% Non-GAAP Operating Margin (%) Non-GAAP Operating Profit ($MM) Levered Free Cash Flow ($MM) treet 2015A – 2018E CAG $0.26 $0.26 $0.32 $0.22 $2.93 $1.92 $1.15 $0.69 $0.62 $0.79 treet 2015A – 2018E CAG $741 $556 $309 $415 $1,929 $1,533 $1,221 $962$1,511 $1,218 $960 34% 34% 33% 31% 30% 30% 27% 26% 26% 26% 25% 27% 24% Revenue Growth (%) Non-GAAP Earnings Per Share ($) Revenue ($MM) Historical Street (1) Curry Management (2)

Comparison ofCurry Street and Preliminary Curry Management Forecast (CONTINUED) ($MM, except per share amounts) 2016E Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items. Numbers may not add due to rounding. (1) Based on mean consensus analyst research estimates as of February 19, 2016. (2) Based on Curry Management as of February 2016. 10 CONFIDENTIAL | DRAFT Q1 Prelim. Street (1) Mgmt (2) Mgmt from Street CY2 Prelim. Street (1) Mgmt (2) 016E Mgmt from Street CY2 Prelim. Street (1) Mgmt (2) 017E Mgmt from Street $ % $ % $ % Revenue$214$216 $21% $962$960 (1)(0%) $1,221$1,218 ($4)(0%) Annual Growth30%31% Non-GAAP Gross Profit150149 Gross Margin70%69% Non-GAAP Operating Income46 Operating Margin2%3% Non-GAAP Net Income34 Net Margin1%2% 108 bps (1)(1%) (122 bps) 246% 79 bps 153% 63 bps 30%30% 675651 70%68% 4144 4%5% 3537 4%4% (20 bps) (23)(3%) (233 bps) 26% 25 bps 14% 15 bps 27%27% 859830 70%68% 6761 6%5% 5952 5%4% (19 bps) (29)(3%) (219 bps) (6)(9%) (46 bps) (6)(11%) (50 bps) Non-GAAP EPS$0.03$0.05 $0.0252% $0.43$0.45 $0.024% $0.69$0.62 ($0.07)(11%) Annual Growth(72%)(58%) WASO 80.9 81.4 Cash Flow from Operations$24$22 % of Revenue11%10% 1,451 bps 0.51% (3)(11%) (137 bps) 93%101% 82.182.0 $138$138 14%14% 796 bps (0)(0%) $00% 6 bps 62%39% 84.484.2 $180$169 15%14% (2,289 bps) (0)(0%) ($11)(6%) (83 bps) Levered Free Cash Flow12--- 8588 33% 119109 (11)(9%) LFCF Margin5%-- 9%9% 32 bps 10%9% (87 bps) Curry Annual Financial Results Curry Quarterly Financial Results Q1 2016E Management Guidance Revenue: $212MM - $214MM Non-GAAP EPS: $0.02 - $0.03 CFO: $22MM - $24MM 2016E Management Guidance Revenue: $950MM - $970MM Non-GAAP EPS: $0.40 - $0.45 CFO: $135MM - $140MM

Summary of Selected Analyst Estimates

($MM, except per share amounts)

Date	Company	Broker Rec.	Price Target	Valuation Methodology
02/01/16	Benchmark	Hold	$65.00	5.4x CY16E Revenue
01/30/16	FBN	Buy	90.00	DCF
01/29/16	BAML	Sell	70.00	4.6x CY17E Revenue
01/29/16	Barclays	Hold	97.00	6.0x CY17E Revenue
01/29/16	BNP Paribas	Hold	75.00	6.0x CY16E Revenue
01/29/16	DA Davidson (1)	Buy	130.00	8.3x CY17E Revenue / DCF
01/29/16	Deutsche Bank	Buy	80.00	5.0x CY17E Revenue
01/29/16	FBR	Buy	90.00	7.0x CY16E Revenue
01/29/16	JMP	Buy	100.00	6.3x CY17E Revenue
01/29/16	JP Morgan	Buy	89.00	7.5x CY16E Revenue
01/29/16	MKM	Buy	82.00	6.0x CY16E Billings
01/29/16	Morgan Stanley	Sell	71.00	26.0x Discounted CY21E LFCF
01/29/16	Needham	Hold	-	-
01/29/16	Nomura	Hold	95.00	DCF
01/29/16	Piper Jaffray	Sell	72.00	1.3x CY16E CFO / CFO Growth
01/29/16	Raymond James	Sell	-	-
01/29/16	RBC	Buy	80.00	5.3x CY17E Revenue
01/29/16	SIG	Hold	70.00	6.0x CY16E Revenue
01/29/16	Stephens	Hold	70.00	4.5x CY17E Revenue
01/29/16	Stifel	Hold	-	-
01/29/16	SunTrust	Buy	77.00	6.0x CY16E Revenue / DCF
01/29/16	William Blair	Buy	-	-
01/28/16	BTIG	Hold	-	DCF
01/28/16	Canaccord	Hold	100.00	6.6x CY17E Revenue / 61.0x CY17E LFCF
01/28/16	Credit Suisse	Buy	85.00	7.0x CY16E Revenue
01/28/16	Mizuho	Hold	67.00	4.0x CY17E Billings
01/28/16	Pacific Crest	Hold	-	-
Median			**$80.00**	
Mean			**83.57**	
Max			**$130.00**	
Min			**65.00**	

Broker Recommendations


Sell
15%
Buy
41%
Hold
44%

Valuation Methodologies[2]


Other
1
DCF
5
LFCF
2
Billings
2
Revenue
15

Price Targets


Current Price: $56.25
$130.00
$100.00
$100.00
$97.00
$95.00
$90.00
$90.00
$89.00
$85.00
$82.00
$80.00
$80.00
$77.00
$75.00
$72.00
$71.00
$70.00
$70.00
$70.00
$65.00
DA (1)
JMP
Canaccord
Barclays
Nomura
FBN
FBR
JPM
CS
MKM
DB
RBC
SunTrust
BNP
PJ
MS
BAML
SIG
Stephens
Mizuho
Benchmark

Note: Statistics exclude stock-based compensation expense and amortization of intangibles.
(1) DA Davidson price target based on 12-18 month price target.
(2) Brokers using multiple valuation methodologies included multiple times.

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Summary of Selected Analyst Estimates (CONTINUED)

($MM, except per share amounts)

		Revenue			*Rev. Growth %*			*Operating Margin*			Earnings Per Share			*LFCF (% of Revenue)*		
Date	Company	CY16E	CY17E	CY18E	*CY16E*	*CY17E*	*CY18E*	*CY16E*	*CY17E*	*CY18E*	CY16E	CY17E	CY18E	*CY16E*	*CY17E*	*CY18E*
02/01/16	Benchmark	$963	$1,221	-	30%	27%	-	5%	7%	-	$0.44	$0.75	-	-	-	-
01/30/16	FBN	961	1,221	-	30%	27%	-	4%	5%	-	0.42	0.67	-	-	-	-
01/29/16	BAML	960	1,219	1,515	29%	27%	24%	4%	4%	4%	0.42	0.58	0.76	9%	10%	10%
01/29/16	Barclays	957	1,213	-	29%	27%	-	5%	7%	-	0.43	0.80	-	9%	10%	-
01/29/16	BNP Paribas	967	1,222	-	30%	26%	-	-	-	-	-	-	-	8%	9%	-
01/29/16	DA Davidson	962	1,235	-	30%	28%	-	4%	6%	-	0.44	0.85	-	9%	10%	-
01/29/16	Deutsche Bank	965	1,237	-	30%	28%	-	4%	5%	-	0.44	0.75	-	-	-	-
01/29/16	FBR	964	-	-	30%	-	-	4%	-	-	0.44	-	-	-	-	-
01/29/16	JMP	969	1,268	-	31%	31%	-	6%	7%	-	0.44	0.71	-	9%	11%	-
01/29/16	JP Morgan	951	1,163	-	28%	22%	-	5%	7%	-	0.41	0.51	-	9%	8%	-
01/29/16	MKM	959	1,208	-	29%	26%	-	4%	5%	-	0.42	0.65	-	7%	-	-
01/29/16	Morgan Stanley	967	1,217	1,489	30%	26%	22%	4%	4%	5%	0.41	0.57	0.80	9%	10%	11%
01/29/16	Needham	955	-	-	29%	-	-	4%	-	-	0.42	-	-	-	-	-
01/29/16	Nomura	969	1,221	1,528	31%	26%	25%	4%	5%	5%	0.45	0.62	0.80	9%	9%	8%
01/29/16	Piper Jaffray	964	1,219	-	30%	26%	-	4%	5%	-	0.42	0.70	-	9%	10%	-
01/29/16	Raymond James	961	1,227	-	30%	28%	-	4%	5%	-	0.43	0.69	-	9%	10%	-
01/29/16	RBC	961	1,229	-	30%	28%	-	4%	5%	-	0.42	0.72	-	9%	8%	-
01/29/16	SIG	961	1,230	-	30%	28%	-	4%	5%	-	0.43	0.66	-	9%	9%	-
01/29/16	Stephens	961	1,197	-	30%	25%	-	4%	5%	-	0.44	0.62	-	-	-	-
01/29/16	Stifel	963	1,226	-	30%	27%	-	4%	6%	-	0.40	0.69	-	9%	11%	-
01/29/16	SunTrust	961	1,237	-	30%	29%	-	4%	5%	-	0.44	0.71	-	8%	11%	-
01/29/16	William Blair	957	1,201	-	29%	26%	-	4%	5%	-	0.41	0.70	-	-	-	-
01/28/16	BTIG	959	1,220	-	29%	27%	-	4%	5%	-	0.43	0.70	-	-	-	-
01/28/16	Canaccord	965	1,223	-	30%	27%	-	5%	6%	-	0.44	0.78	-	9%	11%	-
01/28/16	Credit Suisse	969	1,272	-	31%	31%	-	4%	6%	-	0.44	0.84	-	9%	12%	-
01/28/16	Mizuho	959	1,188	-	29%	24%	-	4%	6%	-	0.43	0.71	-	9%	9%	-
01/28/16	Pacific Crest	960	1,224	-	30%	27%	-	4%	5%	-	0.42	0.66	-	9%	10%	-
Median		**$961**	**$1,221**	**$1,515**	***30%***	***27%***	***24%***	***4%***	***5%***	***5%***	**$0.43**	**$0.69**	**$0.80**	***9%***	***10%***	***10%***
Mean		**962**	**1,221**	**1,511**	***30%***	***27%***	***24%***	***4%***	***6%***	***5%***	**0.43**	**0.69**	**0.79**	***9%***	***10%***	***10%***
Max		**$969**	**$1,272**	**$1,528**	***31%***	***31%***	***25%***	***6%***	***7%***	***5%***	**$0.45**	**$0.85**	**$0.80**	***9%***	***12%***	***11%***
Min		**951**	**1,163**	**1,489**	***28%***	***22%***	***22%***	***4%***	***4%***	***4%***	**0.40**	**0.51**	**0.76**	***7%***	***8%***	***8%***
Curry Preliminary Management (1)		**$960**	**$1,218**	**$1,533**	***30%***	***27%***	***26%***	***5%***	***5%***	***7%***	**$0.45**	**$0.62**	**$1.15**	***9%***	***9%***	***12%***

Note: Statistics exclude stock-based compensation expense and amortization of intangibles.
(1) Based on Curry Management as of February 2016.

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 Illustrative Preliminary Curry Valuation Analyses

Long-Term NTM Revenue Multiples Over Time January 4, 2010 to February 19, 2016 2010 2011 2012 2013 2014 2015 2016YTD 5.3x 9.1 11.4 15.0 12.2 9.4 65.9 7.2x 7.8 6.2 6.65 6.6 6.8 65.9 - 13.1 10.5 13.4 9.9 8.9 6.31 - - 26.5 25.3 20.7 13.2 8.76 - - 13.7 12.8 12.6 11.5 8.86 3.7x 4.9 6.4 7.9 7.6 7.7 6.87 - - 89.2 10.6 12.5 8.14 45.0 - 98.9 98.9 10.7 87.9 5.31 4.20 NTM Rev Mult. 20.0x 17.5x 15.0x 12.5x 10.0x WDAY: 7.7x NOW: 6.7x ULTI: 6.1x CRM: 5.5x Curry: 4.8x LNKD: 3.8x DWRE: 3.6x CSOD: 3.4x 7.5x 5.0x 2.5x 0.0x Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Source: CapitalIQ. 14 CONFIDENTIAL | DRAFT Current 4.78x 5.65x 3.78x 7.37x 6.87x 6.21x 3.56x 3.64x Average NTM Revenue Multiples Curry CRM LNKD WDAY NOW ULTI DWRE CSOD

Short-Term NTM Revenue Multiples Over Time

January 2, 2015 to February 19, 2016

	Average NTM Revenue Multiples							
	Curry	CRM	LNKD	WDAY	NOW	ULTI	DWRE	CSOD
Q1'CY15	11.0x	6.4x	10.7x	15.4x	12.2x	7.5x	9.0x	5.4x
Q2'CY15	9.8	7.1	9.0	14.3	11.8	7.6	9.3	4.9
Q3'CY15	8.9	6.8	7.7	11.9	10.9	7.7	8.5	5.4
Q4'CY15	7.9	7.0	8.3	11.4	11.2	8.0	6.7	4.9
Q1'CY16TD	5.9	5.9	6.1	8.6	8.6	6.7	5.0	4.0
Current	**4.8x**	**5.5x**	**3.8x**	**7.7x**	**6.7x**	**6.1x**	**3.6x**	**3.4x**


NTM Rev Mult.
17.5x
15.0x
12.5x
10.0x
7.5x
5.0x
2.5x
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
WDAY: 7.7x
NOW: 6.7x
ULTI: 6.1x
CRM: 5.5x
Curry: 4.8x
LNKD: 3.8x
DWRE: 3.6x
CSOD: 3.4x

Source: CapitalIQ

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Salesforce Multiple and Price Evolution June 23, 2004 (Since IPO) to February 19, 2016 1 14 1 NTM Rev Mult 11.0x NTM LFCF Mult 75.0x NTM Rev. Growth 100% Revenue ($MM) $176 $310 $497 $749 $1,077 $1,306 $1,657 $2,267 $3,050 $4,071 $5,374 $6,649 $8,083 Revenue Growth 84% 29% 76% 23% 60% 18% 51% 21% 44% 16% 21% 17% 27% 22% 37% 19% 35% 18% 33% 14% 32% 16% 24% 18% 22% 18% Price ($) LFCF Margin $100.00 $80.00 9.0x 60.0x 80% $60.00 7.0x 45.0x 60% $40.00 5.0x 30.0x 40% $20.00 3.0x 15.0x 20% $310 $0.00 1.0x 0.0x 0% FY'2006FY'2007FY'2008FY'2009FY'2010FY'2011FY'2012FY'2013FY'2014 FY'2015 FY'2016 Source: Capital IQ. Note: Revenue based on the fiscal year ended January 31. 16 CONFIDENTIAL | DRAFT Based on 28 analysts available since Q3’FY16 announcement. Brokers using multiple valuation methodologies included multiple times. (1) Legend $1,657 $2,267 $3,050 $4,071 $5,374 $6,649 $1,306 $1,077 $749 $497 Avg. NTM Rev. Mult. 7.3x 6.2x 6.9x 6.5x 5.4x 3.8x 7.2x 7.8x 6.2x 6.5x 6.6x 6.8x 5.9x - - 32.6 38.2 29.5 29.2 44.1 40.9 36.0 43.2 44.1 40.5 35.3 69% 61% 51% 44% 36% 18% 19% 28% 30% 30% 27% 22% 22% 5.5x 32.5 22% Avg. NTM LFCF Mult. Avg. NTM Rev. Growth Salesforce Trading Overview 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016YTD Current FY05A FY06A FY07A FY08A FY09A FY10A FY11A FY12A FY13A FY14A FY15A FY16E FY17E Valuation Methodologies(1) DCF 6 P/ERevenue 2 UFCF LFCF 8 Share Price NTM Revenue Multiple NTM LFCF Multiple NTM Revenue Growth Revenue

Concur Multiple and Price Evolution January 2, 2004 to (Last Trading Day Before Announcement) September 18, 2014 NTM Rev Mult 10.0x NTM LFCF Mult 140.0x NTM Rev. Growth 70% Revenue ($MM) $57 $72 $97 $129 $215 $248 $293 $349 $440 $546 $703 Price ($) Revenue Growth LFCF Margin (0%) 0% 27% 35% 33% 15% 67% 24% 15% 20% 18% 21% 19% 14% 26% 14% 24% 5% 29% 4% $140.00 1% 1% $120.00 9.0x 120.0x 60% $100.00 8.0x 100.0x 50% $80.00 7.0x 80.0x 40% $60.00 6.0x 60.0x 30% $40.00 5.0x 40.0x 20% $20.00 4.0x 20.0x 10% $0.00 3.0x 0.0x 0% FY'2004 FY'2005 FY'2006 FY'2007 FY'2008 FY'2009 FY'2010 FY'2011 FY'2012 FY'2013 FY'2014 Source: Capital IQ. Note: Revenue based on the fiscal year ended September 30. 17 CONFIDENTIAL | DRAFT Legend $215 $248 $293 $349 $440 $546 $703 $129 $97 $72 $57 FY04A FY05A FY06A FY07A FY08A FY09A FY10A FY11A FY12A FY13A FY14A Concur Trading Overview Last Trading Day 20042005200620072008200920102011201220132014 Before Announcement Avg. NTM Rev. Mult. 5.0x4.1x4.9x6.0x6.3x4.8x6.4x5.8x6.5x7.4x7.3x --48.249.737.527.537.141.965.4 127.1 237.3 17%24%32%31%35%17%19%22%25%27%23% 7.4x 197.6x 23% Avg. NTM LFCF Mult. Avg. NTM Rev. Growth Share Price NTM Revenue Multiple NTM LFCF Multiple NTM Revenue Growth Revenue

Impact ofMarket Movement On SaaS Multiples 5.9x - 4.5 - $2,578.47 - 5.2x (11%) 3.5 (22%) $2,161.68 (16%) 3.8x (27%) 3.4 (3%) $1,845.38 (15%) 5.0x 31% 3.5 1% $2,349.89 27% 6.0x 21% 3.3 (5%) $2,677.44 14% 6.5x 8% 3.2 (2%) $2,965.56 11% 7.9x 7.4x 6.2x (15%) 3.9 6% $4,945.55 13% 4.7x (24%) 3.9 (1%) $4,530.92 (8%) C hang e 20% (6%) 3.4 5% $3,541.29 19% 3.7 8% $4,375.10 24% March 19, 2014 NTM Rev Mult. Stocks fall after Janet Yellen delivers first Fed press 10.0x October 31, 2007 Prior Nasda 8.0x 6.0x 4.0x 2.0x Jan Source: Capital IQ. All multiples are undiluted. SaaS index includes: ATHN, BNFT, BV, CNQR (prior to acquisition), CRM, CSOD, CTCT (prior to acquisition), CVT, DWRE, ECOM, HUBS, JIVE, LNKD, LOGM, MKTO, N, NEWR, NOW, PFPT, RP, TRAK (prior to acquisition), ULTI, VEEV, WDAY, ZEN. 18 Large Cap index includes: MSFT, ORCL, SAP. CONFIDENTIAL | DRAFT conference announcing potential rate hikes “something in the order of six months” after bond buying ends q peak SaaS (52%) (59%) (19%) 7% 58% 5% Large Cap NASDAQ June 29, 2012 ServiceNow IPO October 12, 2012 Workday IPO -07Jan-09Jan-11Jan-13Jan-15 to Current 10/31/2007 3/19/2014 Price $6,000.00 $4,500.00 $3,000.00 $1,500.00 $0.00 NTM Rev Mult. Price 6.0x $5,000.00 5.5x$4,800.00 5.0xNasdaq:$4,600.00 (8%) 4.5x$4,400.00 Large 4.0xCap: (4%) $4,200.00 SaaS: (36%) 3.5x$4,000.00 01/04/1601/19/1602/03/1602/18/16 Since January 4, 2016 (YTD) Since January 3, 2007 3.8x 3.9x $4,504.43 SaaS Y/Y Large Cap Y/Y Change January 3, 2007 to February 19, 2016 NASDAQ Y/Y Change Average NTM Revenue Multiple 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Current

Operating Statistics of Selected Companies 7% 30% 30% 27% 27% 25% 23% 22% 20% 15% 70% 68% 64% 32% 24% 21% 14% 12% 3% 2% 1% 32% 30% Source: Capital IQ, company filings, and Wall Street research as of February 19, 2016. 19 (1) (2) Based on mean consensus analyst research estimates as of February 19, 2016. Based on Curry Management as of February 2016. CONFIDENTIAL | DRAFT CY16E LFCF Margin CY16E Op. Margin CY16E Gross Margin CY15E-CY16E Revenue Growth Legend Median: 10% 24%18% Median: 31% 9%9% 12%10%9%8% (0%) CurryCurryNOWCRMCSODULTILNKDWDAYDWRERHTADBE Street(1)Mgmt(2) Median: 3%Median: 28% 4%5% (5%) CurryCurryULTICRMNOWDWRECSODWDAYLNKDADBERHT Street(1)Mgmt(2) Median: 74%Median: 87% 87%78%75%74%73%72%87%87% CurryCurryLNKDCRMNOWDWRECSODWDAYULTIADBERHT Street(1)Mgmt(2) 35%34%Median: 27%Median: 1 CurryCurryNOWWDAYDWRECSODULTILNKDCRMADBERHT Street(1)Mgmt(2) Selected SaaS Selected Large-Cap High Growth Software

Trading Statistics of Selected Companies 6.9x 6.1x 5.2x 5. 9x – 2x 30.9x 26.6x 25.6x – Source: Capital IQ, company filings, and Wall Street research as of February 19, 2016. Multiples greater than 100.0x or negative noted as dashes. 20 (1) Based on mean consensus analyst research estimates as of February 19, 2016. CONFIDENTIAL | DRAFT Unlevered Free Cash Flow estimates based on LFCF estimates adjusted for interest expense. (2) NTM UFCF Multiple (2) CY16E LFCF Multiple CY16E Revenue Multiple Legend 62.9xMedian: 30.9x Median: 19. 22.5x 15 .9x 46.9x 39.8x – CurryULTILNKDCRMNOWCSODWDAYDWREADBERHT Street(1) 64.8xMedian: 30.2x Median: 20. 24.3x 17 .6x 54.8x 49.2x 30.2x29.3x29.3x – CurryULTILNKDNOWCRMCSODWDAYDWREADBERHT Street(1) Median: 5.2x 7.1x6.7x Median: 6.0x 1x 4.8x 4x 3.8x3.6x3. CurryWDAYNOWULTICRMLNKDDWRECSODADBERHT Street(1) Selected SaaS Selected Large-Cap High Growth Software

Change in Trading Statistics Since January 4, 2016


Legend
1/4/2016
Current
Selected SaaS
Selected Large-Cap High Growth Software


CY16E Revenue Multiple
%Δ - (33%)
Median (1/4/2016): 7.2x
Current Median: 5.2x - (27%)
Median (1/4/2016): 7.1x
Current Median: 6.0x - (16%)
7.1x
4.8x
10.0x
7.1x
10.6x
6.7x
7.2x
6.1x
6.5x
5.2x
7.6x
3.8x
6.2x
3.6x
4.5x
3.4x
7.9x
6.9x
6.4x
5.1x
Curry Street(1)
WDAY
NOW
ULTI
CRM
LNKD
DWRE
CSOD
ADBE
RHT
CY16E LFCF Multiple
%Δ - (32%)
Median As of 1/4/2016: 46.9x
Current Median: 30.2x - (35%)
Median (1/4/2016): 24.7x
Current Median: 20.9x - (15%)
80.8x
54.8x
68.3x
64.8x
91.6x
49.2x
46.2x
30.2x
35.8x
29.3x
46.9x
29.3x
27.7x
24.3x
21.8x
17.6x
Curry Street(1)
ULTI
LNKD
NOW
CRM
CSOD
WDAY
DWRE
ADBE
RHT
NTM UFCF Multiple (2)
%Δ - (33%)
Median As of 1/4/2016: 48.6x
Current Median: 30.9x - (36%)
Median (1/4/2016): 23.0x
Current Median: 19.2x - (16%)
70.4x
46.9x
74.7x
62.9x
91.2x
39.8x
38.5x
30.9x
48.6x
26.6x
46.1x
25.6x
25.9x
22.5x
20.0x
15.9x
Curry Street(1)
ULTI
LNKD
CRM
NOW
CSOD
WDAY
DWRE
ADBE
RHT

Source: Capital IQ, company filings, and Wall Street research as of February 19, 2016. Multiples greater than 100.0x or negative noted as dashes. Does not incorporate impact of change in capitalization.

(1) *Current estimates based on mean consensus analyst research estimates as of February 19, 2016. 1/4/2016 estimates based on mean consensus analyst research estimates as of January 4, 2016.*

(2) *Unlevered Free Cash Flow estimates based on LFCF estimates adjusted for interest expense.*

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Shading represents values greater than Curry's current share price[3]

Shading represents values greater than $100 per share

Illustrative Future Trading

Based on Preliminary Curry Management Forecast

($MM, except per share amounts)

	Curry Financial Projections (1)							'15A-'21E
	CY15A	CY16E	CY17E	CY18E	CY19E	CY20E	CY21E	CAGR
Revenue	$741	$960	$1,218	$1,533	$1,929	$2,425	$3,023	26%
% Growth	33%	30%	27%	26%	26%	26%	25%	
Non-GAAP Operating Income	22	44	61	111	185	285	414	63%
Operating Income Margin	3%	5%	5%	7%	10%	12%	12%	
Levered Free Cash Flow	50	88	109	177	270	401	564	50%
LFCF Margin	7%	9%	9%	12%	14%	17%	19%	

Premium / (Discount) to Current (3):

Illustrative CY16E Revenue Multiple / *% Premium / (Discount) to Current Multiple*		Future Value Per Share (2)						Present Value Per Share (Discounted at 12.5%)					
		Current CY16E	1-Year CY17E	2-Year CY18E	3-Year CY19E	4-Year CY20E	5-Year CY21E	Current CY16E	1-Year CY17E	2-Year CY18E	3-Year CY19E	4-Year CY20E	5-Year CY21E
3.0x		$35.69	$44.93	$55.90	$69.39	$86.35	$106.92	$35.69	$39.94	$44.17	$48.74	$53.91	$59.33
(37%)	***Implied LFCF Multiple:***	*33.6x*	*35.0x*	*27.5x*	*23.0x*	*19.9x*	*18.0x*	(37%)	(29%)	(21%)	(13%)	(4%)	5%
4.0x		$47.34	$59.22	$73.11	$90.48	$112.17	$137.59	$47.34	$52.64	$57.76	$63.54	$70.03	$76.35
(16%)		*44.5x*	*46.3x*	*36.2x*	*30.1x*	*25.9x*	*23.4x*	(16%)	(6%)	3%	13%	24%	36%
4.8x	← **Curry Current CY16E**	$56.17	$69.87	$86.18	$106.50	$131.31	$160.69	$56.17	$62.11	$68.09	$74.80	$81.97	$89.17
0%	**Revenue Multiple**	*52.8x*	*54.8x*	*42.8x*	*35.6x*	*30.5x*	*27.5x*	(0%)	10%	21%	33%	46%	59%
5.0x	← CRM Current CY16E	$58.89	$73.24	$90.31	$111.56	$137.32	$167.99	$58.89	$65.11	$71.36	$78.35	$85.73	$93.22
5%	Revenue Multiple: 5.2x	*55.5x*	*57.5x*	*44.9x*	*37.3x*	*32.0x*	*28.8x*	5%	16%	27%	39%	52%	66%
6.0x	CRM 1/4/2016 CY16E	$70.25	$87.27	$107.52	$132.14	$162.34	$198.38	$70.25	$77.57	$84.95	$92.81	$101.35	$110.09
26%	← Revenue Multiple: 6.5x	*66.4x*	*68.7x*	*53.6x*	*44.4x*	*38.0x*	*34.1x*	25%	38%	51%	65%	80%	96%
7.0x	← **Curry 1/4/2016 CY16E**	$81.60	$101.30	$124.46	$152.58	$187.37	$228.77	$81.60	$90.04	$98.34	$107.16	$116.98	$126.95
47%	**Revenue Multiple: 7.1x**	*77.4x*	*79.9x*	*62.3x*	*51.5x*	*44.1x*	*39.5x*	45%	60%	75%	91%	108%	126%

(1) Based on Curry Management as of February 2016.

(2) Assumes future cash balance based on cumulative free cash flow up until the year preceding the analysis. Assumes no issuance or pay down of debt.
Assumes dilution estimates from Curry Management as of February 2016. In-the-money convertible debt treated on a net share basis.
Based on Common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014.
Balance sheet items from Curry 8-K for the period ended December 31, 2015.

(3) Current Curry share price of $56.25 as of February 19, 2016.

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Illustrative Future Trading Sensitivity 2 3 Preliminary Curry Management Forecast (2) Sensitivity Revenue: Revenue Growth: Operating Income: Operating Margin: LFCF: LFCF Margin: $149.14 Range of CY16E $131.99 $126.95 Revenue Multiples $116.98 $117.05 $104.08 7.0x $81.73 $81.60 $81.87 $69.30 Current: 4.8x $60.70 $59.33 $53.91 Current Price: $56.25 $53.17 $51.87 $48.81 $48.74 $46.72 $46.05 $44.17 $43.57 $41.04 $40.06 $39.94 3.0x $35.75 $35.69 $35.81 7.0x Revenue Multiple: Implied LFCF Multiple: $81.73 77.4x $101.60 79.9x $122.74 62.3x $143.95 51.6x $169.17 44.2x $199.16 39.7x $81.60 77.4x $101.30 79.9x $124.46 62.3x $152.58 51.5x $187.37 44.1x $228.77 39.5x $81.87 77.4x $104.11 79.9x $131.72 62.2x $166.66 51.4x $211.42 43.9x $268.76 39.3x 4.8x Revenue Multiple: Implied LFCF Multiple: $56.25 52.8x $70.08 54.8x $84.98 42.8x $100.44 35.6x $118.87 30.7x $140.36 27.7x $56.17 52.8x $69.87 54.8x $86.18 42.8x $106.50 35.6x $131.31 30.5x $160.69 27.5x $56.35 52.8x $71.79 54.7x $91.29 42.7x $116.41 35.5x $147.79 30.4x $188.18 27.3x 3.0x Revenue Multiple: Implied LFCF Multiple: $35.75 33.6x $45.07 35.0x $55.14 27.5x $65.56 23.1x $78.19 20.0x $93.48 18.2x $35.69 33.6x $44.93 35.0x $55.90 27.5x $69.39 23.0x $86.35 19.9x $106.92 18.0x $35.81 33.6x $46.17 35.0x $59.13 27.4x $75.71 22.9x $97.23 19.8x $124.88 17.9x Assumes future cash balance based on cumulative free cash flow up until the year preceding the analysis. Assumes no issuance or pay down of debt. Assumes dilution estimates from Curry Management as of February 2016. In-the-money convertible debt treated on a net share basis. Based on Common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014. Balance sheet items from Curry 8-K for the period ended December 31, 2015. 23 (1) (2) Revenue growth based on mean consensus analyst Based on Curry Management as of February 2016. CONFIDENTIAL | DRAFT research estimates as of February 19, 2016. Future Value Per Share Present Value Per Share (Discounted at 12.5%) $56.25 $62.29 $67.14 $70.54 $74.21 $77.89 $56.17 $62.11 $68.09 $74.80 $81.97 $89.17 $56.35 $63.81 $72.13 $81.76 $92.27 $104.43 $110.52 $101.10 $90.31 $90.04 $92.54 $105.61 $107.16 $96.98 $98.34 $963 $1,253 $1,628 $2,117 $2,752 $3,577 30% 30% 30% 30% 30% 30% 30% $44 $63 $118 $203 $324 $489 5% 5% 7% 10% 12% 14% 68% $88 $112 $188 $297 $455 $667 9% 9% 12% 14% 17% 19% 54% $960 $1,218 $1,533 $1,929 $2,425 $3,023 30% 27% 26% 26% 26% 25% 26% $44 $61 $111 $185 $285 $414 5% 5% 7% 10% 12% 14% 63% $88 $109 $177 $270 $401 $564 9% 9% 12% 14% 17% 19% 50% $962 $1,221 $1,511 $1,813 $2,176 $2,611 30% 27% 24% 20% 20% 20% 23% $44 $62 $109 $174 $256 $357 5% 5% 7% 10% 12% 14% 59% $88 $109 $174 $254 $360 $487 9% 9% 12% 14% 17% 19% 46% Current 1-Year 2-Year 3-Year 4-Year 5-Year '15A-'21E CAGR CY16E CY17E CY18E CY19E CY20E CY21E Current 1-Year 2-Year 3-Year 4-Year 5-Year '15A-'21E CAGR CY16E CY17E CY18E CY19E CY20E CY21E Current 1-Year 2-Year 3-Year 4-Year 5-Year '15A-'21E CAGR CY16E CY17E CY18E CY19E CY20E CY21E 1Extrapolated Street Revenue Sensitivity (1)

Summary of Preliminary Curry Management Forecast Cash Flow Projections ($MM) 26% Revenue % Growth Non-GAAP Operating Income % Margin Less: Taxes Effective Tax Rate NOPAT % Margin Less: Capital Expenditures % of Revenue Plus: Depreciation % of Capital Expenditures Plus: Decrease in Working Capital % of Revenue Unlevered Free Cash Flow % of Revenue % Growth $960 30% 44 5% (6) 13% 38 4% (50) 5% 33 65% 62 7% 83 9% 72% $1,218 27% 61 5% (8) 13% 53 4% (60) 5% 42 70% 79 7% 115 9% 39% $1,533 26% 111 7% (10) 9% 100 7% (72) 5% 54 75% 100 7% 182 12% 59% $1,929 26% 185 10% (13) 7% 172 9% (91) 5% 72 80% 125 7% 279 14% 53% $2,425 26% 285 12% (17) 6% 268 11% (112) 5% 95 85% 158 7% 409 17% 47% $3,023 25% 414 14% (116) 28% 298 10% (139) 5% 125 90% 196 7% 480 16% 17% 63% 58% 47% 24 CONFIDENTIAL | DRAFT Curry Standalone Financial Performance'15A-Terminal'21E CY2016E CY2017E CY2018E CY2019E CY2020E CY2021ECAGR

Illustrative Preliminary Discounted Cash Flow

Based on Preliminary Curry Management Forecast

Summary of Valuation Assumptions

- *Unlevered free cash flow projections and terminal value discounted to December 31, 2015 (mid-period convention)*
- *Cash flow excludes impact of stock based compensation, amortization of intangibles, restructuring and other non-recurring items*
- *Portion of Federal NOLs and R&D tax credits used to shield taxes over projection period with the remaining balance valued separately*
- *Weighted average cost of capital range of 9.5% to 14.5%*
- *Terminal value calculated using NTM UFCF multiple range of 25.0x – 35.0x terminal year (CY21E) UFCF of $480MM*
- *Assumes, per Curry Management, current Curry shareholders incur ~17% cumulative dilution through issuance of equity awards over the projected period*

($MM, except per share amounts)

	Illustrative Present Value as of December 31, 2015								
Discount Rate:	**9.5%**			**12.0%**			**14.5%**		
Terminal NTM UFCF Multiple:	**25.0x**	**30.0x**	**35.0x**	**25.0x**	**30.0x**	**35.0x**	**25.0x**	**30.0x**	**35.0x**
Terminal NTM Revenue Multiple:	**4.0x**	**4.8x**	**5.6x**	**4.0x**	**4.8x**	**5.6x**	**4.0x**	**4.8x**	**5.6x**
Implied Perpetuity Growth Rate	*5.3%*	*6.0%*	*6.5%*	*7.8%*	*8.5%*	*9.0%*	*10.2%*	*10.9%*	*11.4%*
PV of Unlevered FCF (CY2016E - CY2020E)	$799	$799	$799	$745	$745	$745	$697	$697	$697
PV of Terminal Value (CY2021E & Beyond)	7,628	9,153	10,679	6,814	8,176	9,539	6,102	7,322	8,542
% of Enterprise Value in Terminal Value	*91%*	*92%*	*93%*	*90%*	*92%*	*93%*	*90%*	*91%*	*92%*
Implied Enterprise Value	$8,427	$9,952	$11,478	$7,559	$8,922	$10,284	$6,798	$8,019	$9,239
Plus: PV of Federal NOLs and Tax Credits (CY2021E & Beyond) (1)	184	184	184	152	152	152	126	126	126
Plus: Cash (2)	379	379	379	379	379	379	379	379	379
Less: Debt (2)	(316)	(316)	(316)	(316)	(316)	(316)	(316)	(316)	(316)
Implied Equity Value	8,674	10,199	11,725	7,773	9,136	10,499	6,986	8,207	9,427
Implied Price Per Share - Assuming ~17% Dilution (3)	**$89.02**	**$104.43**	**$119.73**	**$79.92**	**$93.69**	**$107.45**	**$71.97**	**$84.30**	**$96.63**
Premium/(Discount) to Current (4)	*58%*	*86%*	*113%*	*42%*	*67%*	*91%*	*28%*	*50%*	*72%*

Note: Assumes mid-period discounting convention.

(1) Based on Federal NOL and tax credits of $1,168MM as of December 31, 2020.

(2) Based on Curry 8-K for the period ended December 31, 2015. In-the-money convertible debt treated on a net share basis.

(3) Based on common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014.

(4) Based on Curry price of $56.25 as of February 19, 2016.

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Illustrative Preliminary DCF Sensitivity

Delta From Preliminary Management Forecast

($MM, except per share amounts)

		Illustrative Present Value as of December 31, 2015 (2)								
Discount Rate:		9.5%			12.0%			14.5%		
Terminal NTM UFCF Multiple:		25.0x	30.0x	35.0x	25.0x	30.0x	35.0x	25.0x	30.0x	35.0x
Revenue Sensitivity	***Op. Margin Sensitivity***									
'15A-21E CAGR: 23% *CY21E Revenue: $2,611*	*CY21E Op Margin: 11%*	$69.39 (19.63)	$81.08 (23.35)	$92.78 (26.95)	$62.30 (17.62)	$72.75 (20.94)	$83.19 (24.26)	$56.14 (15.83)	$65.49 (18.80)	$74.85 (21.78)
	CY21E Op Margin: 14%	$77.88 (11.14)	$91.19 (13.24)	$104.50 (15.22)	$69.93 (9.99)	$81.82 (11.87)	$93.71 (13.74)	$62.99 (8.97)	$73.64 (10.66)	$84.29 (12.34)
	CY21E Op Margin: 17%	$88.24 (0.77)	$103.56 (0.87)	$118.78 (0.94)	$79.22 (0.69)	$92.90 (0.78)	$106.58 (0.87)	$71.34 (0.62)	$83.59 (0.70)	$95.84 (0.78)
Prelim Mgmt Forecast (1) *'15A-21E CAGR: 26%* *CY21E Revenue: $3,023*	*CY21E Op Margin: 11%*	$79.24 (9.77)	$92.78 (11.65)	$106.33 (13.40)	$71.15 (8.77)	$83.24 (10.44)	$95.34 (12.12)	$64.09 (7.88)	$74.92 (9.38)	$85.75 (10.88)
	Prelim Mgmt Forecast (1) *CY21E Op Margin: 14%*	**$89.02**	**$104.43**	**$119.73**	**$79.92**	**$93.69**	**$107.45**	**$71.97**	**$84.30**	**$96.63**
	CY21E Op Margin: 17%	$100.85 11.83	$118.50 14.07	$135.69 15.96	$90.52 10.60	$106.36 12.67	$122.01 14.55	$81.48 9.52	$95.67 11.37	$109.85 13.22
'15A-21E CAGR: 30% *CY21E Revenue: $3,577*	*CY21E Op Margin: 11%*	$92.61 3.59	$108.64 4.21	$124.40 4.67	$83.15 3.23	$97.46 3.78	$111.78 4.32	$74.88 2.91	$87.70 3.40	$100.51 3.89
	CY21E Op Margin: 14%	$103.95 14.93	$122.00 17.57	$139.69 19.96	$93.31 13.39	$109.60 15.92	$125.60 18.14	$84.00 12.03	$98.59 14.29	$113.18 16.56
	CY21E Op Margin: 17%	$117.77 28.75	$138.11 33.68	$158.45 38.72	$105.72 25.81	$124.21 30.53	$142.38 34.93	$95.14 23.17	$111.92 27.63	$128.32 31.70

Note: Assumes mid-period discounting convention.
(1) Based on Curry Management as of February 2016.
(2) Based on Curry 8-K for the period ended December 31, 2015. In-the-money convertible debt treated on a net share basis.
Based on common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014.

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Illustrative Revenue Growth and Mix Sensitivity

($MM)		2015A	2016E	2017E	2018E	2019E	2020E	2021E	'15A - '21E CAGR
Management Case Assumptions (1)									
Revenue Growth		33.2%	29.6%	26.8%	25.9%	25.8%	25.7%	24.7%	**26.4%**
Recurring									
% of Total Revenue		80.0%	78.2%	78.0%	78.6%	79.8%	80.7%	81.4%	
Gross Margin		85.7%	85.4%	85.8%	86.3%	86.5%	86.6%	86.7%	
Non-Recurring									
% of Total Revenue		20.0%	21.8%	22.0%	21.4%	20.2%	19.3%	18.6%	
Gross Margin		8.3%	4.8%	5.6%	6.4%	9.5%	12.5%	12.5%	
Operating Expenses - % of Revenue		67.3%	63.3%	63.1%	62.0%	61.4%	60.6%	59.3%	
Illustrative Scenarios									
Sensitivity	Revenue	**$741**	**$953**	**$1,199**	**$1,498**	**$1,869**	**$2,331**	**$2,882**	***25.4%***
'15A - '21E CAGR reduced 1%	*% Growth*	*33.2%*	*28.6%*	*25.8%*	*24.9%*	*24.8%*	*24.7%*	*23.7%*	
Recurring Rev Mix reduced 1%	Operating Income	**$22**	**$36**	**$51**	**$96**	**$165**	**$257**	**$373**	***60.6%***
	% Margin	*2.9%*	*3.7%*	*4.2%*	*6.4%*	*8.8%*	*11.0%*	*12.9%*	
Prelim Mgmt Forecast (1)	Revenue	**$741**	**$960**	**$1,218**	**$1,533**	**$1,929**	**$2,425**	**$3,023**	***26.4%***
	% Growth	*33.2%*	*29.6%*	*26.8%*	*25.9%*	*25.8%*	*25.7%*	*24.7%*	
	Operating Income	**$22**	**$44**	**$61**	**$111**	**$185**	**$285**	**$414**	***63.4%***
	% Margin	*2.9%*	*4.6%*	*5.0%*	*7.2%*	*9.6%*	*11.8%*	*13.7%*	
Sensitivity	Revenue	**$741**	**$968**	**$1,237**	**$1,570**	**$1,990**	**$2,522**	**$3,169**	***27.4%***
'15A - '21E CAGR increased 1%	*% Growth*	*33.2%*	*30.6%*	*27.8%*	*26.9%*	*26.8%*	*26.7%*	*25.7%*	
Recurring Rev Mix increased 1%	Operating Income	**$22**	**$52**	**$72**	**$126**	**$206**	**$315**	**$457**	***66.2%***
	% Margin	*2.9%*	*5.4%*	*5.8%*	*8.0%*	*10.4%*	*12.5%*	*14.4%*	

Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items.

(1) Based on Carry Management as of February 2016.

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Illustrative Impact to Preliminary DCF Based on Revenue Growth and Mix Sensitivity

($MM, except per share amounts)

Delta From Preliminary Management Forecast

	Illustrative Present Value as of December 31, 2015 (2)								
Discount Rate:	9.5%			12.0%			14.5%		
Terminal NTM UFCF Multiple:	25.0x	30.0x	35.0x	25.0x	30.0x	35.0x	25.0x	30.0x	35.0x
Sensitivity	$82.22	$96.43	$110.63	$73.79	$86.48	$99.16	$66.44	$77.80	$89.16
'15A - '21E CAGR reduced 1% / *Recurring Rev Mix reduced 1%*	(6.79)	(8.00)	(9.10)	(6.13)	(7.21)	(8.29)	(5.53)	(6.50)	(7.47)
'15A-21E CAGR: 25.4% / *CY21E Op Margin: 12.9%*									
Prelim Mgmt Forecast (1)	**$89.02**	**$104.43**	**$119.73**	**$79.92**	**$93.69**	**$107.45**	**$71.97**	**$84.30**	**$96.63**
'15A-21E CAGR: 26.4% / *CY21E Op Margin: 13.7%*									
Sensitivity	$96.16	$112.86	$129.16	$86.36	$101.28	$116.19	$77.78	$91.14	$104.50
'15A - '21E CAGR increased 1% / *Recurring Rev Mix increased 1%*	7.15	8.44	9.43	6.44	7.59	8.74	5.81	6.84	7.88
'15A-21E CAGR: 27.4% / *CY21E Op Margin: 14.4%*									

Note: Assumes mid-period discounting convention. Numbers may not add due to rounding

(1) Based on Carry Management as of February 2016.

(2) Based on Carry 8-K for the period ended December 31, 2015. In-the-money convertible debt treated on a net share basis.
Based on common shares outstanding from Carry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Carry 10-K for the period ended December 31, 2014.

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Selected SaaS Transactions

Legend: Max Statistic (green) / Min Statistic (red)

($MM)

Annc. Date	Target	Acquiror	FD Equity Value	FD Ent. Value	Transaction multiples – Revenue – LTM	Transaction multiples – Revenue – NTM	Transaction multiples – LFCF – LTM	Transaction multiples – LFCF – NTM	Premium – 1-Day	Premium – 20-Day	Premium – LTM High	Premium – LTM Low	NTM Rev. Growth	LTM LFCF Margin
11/02/15	Constant Contact	Endurance International	$1,105	$924	2.6x	2.3x	26.8x	25.2x	23%	29%	(25%)	35%	12%	12%
09/18/14	Concur	SAP	7,768	8,286	12.6	10.2	-	-	28%	36%	1%	70%	23%	6%
12/20/13	Responsys	Oracle	1,679	1,572	8.1	6.9	-	-	38%	66%	35%	370%	18%	6%
06/04/13	ExactTarget	Salesforce	2,671	2,570	7.9	6.5	-	-	53%	56%	36%	88%	22%	(6%)
12/20/12	Eloqua	Oracle	971	885	9.8	8.2	-	-	31%	34%	(5%)	82%	19%	(9%)
08/27/12	Kenexa	IBM	1,359	1,302	4.0	3.3	51.0	-	42%	89%	37%	219%	22%	8%
05/22/12	Ariba	SAP	4,609	4,437	8.8	7.8	65.9	33.5	20%	32%	13%	103%	13%	14%
02/09/12	Taleo	Oracle	2,056	1,940	6.3	5.3	-	46.1	18%	25%	9%	109%	18%	4%
12/03/11	SuccessFactors (1)	SAP	3,748	3,499	10.2	8.7	-	78.6	52%	47%	(1%)	105%	17%	8%
10/24/11	RightNow	Oracle	1,840	1,599	7.4	6.2	-	64.4	20%	38%	10%	117%	19%	8%
07/01/11	Blackboard (2)	Providence Equity	1,638	1,750	3.7	3.2	20.1	16.2	4%	10%	(8%)	36%	17%	17%
11/02/10	Art Technology Group	Oracle	1,032	850	4.4	3.9	39.3	24.1	46%	35%	25%	95%	14%	14%
09/15/09	Omniture	Adobe	1,837	1,735	5.1	4.7	51.3	44.1	24%	52%	(1%)	183%	9%	11%
03/15/07	WebEx	Cisco	3,163	2,818	7.4	6.1	37.7	31.8	23%	21%	19%	99%	21%	22%
Median:					***7.4x***	***6.2x***	***39.3x***	***33.5x***	***26%***	***36%***	***10%***	***101%***	***18%***	***8%***
Mean:					***7.0***	***5.9***	***41.7***	***40.4***	***30%***	***41%***	***10%***	***122%***	***17%***	***5%***
Max:					***12.6x***	***10.2x***	***65.9x***	***78.6x***	***53%***	***89%***	***37%***	***370%***	***23%***	***22%***
Min:					***2.6***	***2.3***	***20.1***	***16.2***	***4%***	***10%***	***(25%)***	***35%***	***9%***	***(9%)***
Implied Carry Price Based on Median Statistic (3):					**$67.01**	**$72.37**	**$17.89**	**$25.30**				**Carry Statistic (3):**	**30%**	**7%**

Source: Company press releases, Company filings, 451 Group and Wall Street research.
*Note: '-' = Not meaningful or not available. Multiples greater than 100.0x or negative considered not meaningful. * Denotes SaaS transactions.*
(1) LTM revenue pro forma for acquisition of Plateau.
(2) Blackboard previously announced its retainer of a financial advisor in response to receiving acquisition offers; unaffected 1-day and 20-day premiums as of April 18, 2011 and March 22, 2011 were 21% and 27% respectively.
(3) Common shares outstanding from Carry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Carry 10-K for the period ended December 31, 2014.
Balance sheet items from Carry 8-K for the period ended December 31, 2015.
Assumes cash settlement of 2018 Notes of $310MM face value. Value based on a conversion price of $116.10.
Make whole premium assumes a close date of June 30, 2016. Additional shares based on indenture dated June 4, 2013. Value shown represents make whole value above notes' principal value.
Based on mean consensus analyst research estimates as of February 19, 2016.

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Illustrative Transaction Statistics

($MM)

Illustrative Share Price:		Curry Current (1) $56.25	Illustrative Curry Transaction Statistics $60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00
Implied Transaction Premium	*Statistic*														
Premium to Current Price	*$56.25*	*0%*	*7%*	*16%*	*24%*	*33%*	*42%*	*51%*	*60%*	*69%*	*78%*	*87%*	*96%*	*104%*	*113%*
Premium to 20 Day Average Price	*61.50*	*(9%)*	*(2%)*	*6%*	*14%*	*22%*	*30%*	*38%*	*46%*	*54%*	*63%*	*71%*	*79%*	*87%*	*95%*
Premium to 90 Day Average Price	*65.85*	*(15%)*	*(9%)*	*(1%)*	*6%*	*14%*	*21%*	*29%*	*37%*	*44%*	*52%*	*59%*	*67%*	*75%*	*82%*
Premium to LTM High Share Price	*100.91*	*(44%)*	*(41%)*	*(36%)*	*(31%)*	*(26%)*	*(21%)*	*(16%)*	*(11%)*	*(6%)*	*(1%)*	*4%*	*9%*	*14%*	*19%*
Premium to LTM Low Share Price	*53.11*	*6%*	*13%*	*22%*	*32%*	*41%*	*51%*	*60%*	*69%*	*79%*	*88%*	*98%*	*107%*	*117%*	*126%*
Premium to LTM Average Share Price	*88.18*	*(36%)*	*(32%)*	*(26%)*	*(21%)*	*(15%)*	*(9%)*	*(4%)*	*2%*	*8%*	*13%*	*19%*	*25%*	*30%*	*36%*
Implied Valuation & Multiples															
Fully-Diluted Shares (2)		82.5	82.6	82.8	82.9	83.0	83.1	83.2	83.3	83.3	83.4	83.5	83.5	83.6	83.6
Fully-Diluted Equity Value		**$4,640**	**$4,957**	**$5,380**	**$5,803**	**$6,226**	**$6,649**	**$7,072**	**$7,494**	**$7,917**	**$8,340**	**$8,763**	**$9,186**	**$9,609**	**$10,031**
Plus: Note Payable to Oracle (3)		6	6	6	6	6	6	6	6	6	6	6	6	6	6
Plus: Market Value of Convertible Notes (4)		310	310	310	310	310	310	310	310	310	310	310	310	310	320
Plus: Make Whole Premium (4)		-	0	0	0	0	0	0	6	13	20	27	35	44	41
Less: Cash (3)		(379)	(379)	(379)	(379)	(379)	(379)	(379)	(379)	(379)	(379)	(379)	(379)	(379)	(379)
Fully-Diluted Enterprise Value		**4,578**	**4,895**	**5,318**	**5,741**	**6,164**	**6,586**	**7,009**	**7,438**	**7,868**	**8,298**	**8,727**	**9,159**	**9,590**	**10,020**
Premium to Current Enterprise Value		*0%*	*7%*	*16%*	*25%*	*35%*	*44%*	*53%*	*62%*	*72%*	*81%*	*91%*	*100%*	*109%*	*119%*
Street Estimates (5)															
Revenue Multiples	*Statistic*														
CY15A / LTM	*$741*	6.2x	6.6x	7.2x	7.7x	8.3x	8.9x	9.5x	10.0x	10.6x	11.2x	11.8x	12.4x	12.9x	13.5x
			Taleo 5.3x		*RightNow 6.2x*	*ExactTarget 6.5x*	*Responsys 6.9x*		*Ariba 7.8x*	*Eloqua 8.2x*	*SuccessFactors 8.7x*			*Concur 10.2x*	
CY16E / NTM	*962*	4.8	5.1	5.5	6.0	6.4	6.8	7.3	7.7	8.2	8.6	9.1	9.5	10.0	10.4
CY17E	*1,221*	3.7	4.0	4.4	4.7	5.0	5.4	5.7	6.1	6.4	6.8	7.1	7.5	7.9	8.2
LFCF Multiples															
CY15A / LTM	*$50*	92.6x	99.0x	107.4x	115.8x	124.3x	132.7x	141.2x	149.6x	158.0x	166.5x	174.9x	183.4x	191.8x	200.3x
CY16E / NTM	*85*	54.8	58.5	63.5	68.5	73.5	78.5	83.4	88.4	93.4	98.4	103.4	108.4	113.4	118.4
CY17E	*119*	38.8	41.5	45.0	48.6	52.1	55.6	59.2	62.7	66.3	69.8	73.3	76.9	80.4	84.0

Note: Current market prices as of February 19, 2016.

(1) Assumes 'out-of-the-money' convertible debt treated as debt and 'in-the-money' convertible debt treated as equity.

(2) Common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014.

(3) Balance sheet items from Curry 8-K for the period ended December 31, 2015.

(4) Represents cash settlement of 2018 Notes of $310MM face value. Value based on a conversion price of $116.10.
Make whole premium assumes a close date of June 30, 2016. Additional shares based on indenture dated June 4, 2013. Value shown represents make whole value above notes' principal value.

(5) Based on mean consensus analyst research estimates as of February 19, 2016.

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Illustrative Transaction Statistics (CONTINUED)

($MM)

		Curry Current (1)	Illustrative Curry Transaction Statistics												
Illustrative Share Price:		$56.25	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00
Implied Valuation & Multiples															
Fully-Diluted Equity Value (2)		**$4,640**	**$4,957**	**$5,380**	**$5,803**	**$6,226**	**$6,649**	**$7,072**	**$7,494**	**$7,917**	**$8,340**	**$8,763**	**$9,186**	**$9,609**	**$10,031**
Fully-Diluted Enterprise Value (3) (4)		**4,578**	**4,895**	**5,318**	**5,741**	**6,164**	**6,586**	**7,009**	**7,438**	**7,868**	**8,298**	**8,727**	**9,159**	**9,590**	**10,020**
Preliminary Management Forecast (5)															
Revenue Multiples	*Statistic*														
CY15A / LTM	*$741*	6.2x	6.6x	7.2x	7.7x	8.3x	8.9x	9.5x	10.0x	10.6x	11.2x	11.8x	12.4x	12.9x	13.5x
CY16E / NTM	*960*	4.8	5.1	5.5	6.0	6.4	6.9	7.3	7.7	8.2	8.6	9.1	9.5	10.0	10.4
CY17E	*1,218*	3.8	4.0	4.4	4.7	5.1	5.4	5.8	6.1	6.5	6.8	7.2	7.5	7.9	8.2
LFCF Multiples															
CY15A / LTM	*$50*	92.6x	99.0x	107.4x	115.8x	124.3x	132.7x	141.2x	149.6x	158.0x	166.5x	174.9x	183.4x	191.8x	200.3x
CY16E / NTM	*88*	52.9	56.5	61.4	66.2	71.0	75.8	80.6	85.5	90.3	95.1	99.9	104.8	109.6	114.4
CY17E	*109*	42.8	45.7	49.6	53.5	57.4	61.3	65.2	69.0	72.9	76.8	80.7	84.6	88.5	92.4

Note: Current market prices as of February 19, 2016.

(1) Assumes 'out-of-the-money' convertible debt treated as debt and 'in-the-money' convertible debt treated as equity.

(2) Common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014.

(3) Balance sheet items from Curry 8-K for the period ended December 31, 2015.

(4) Represents cash settlement of 2018 Notes of $310MM face value. Value based on a conversion price of $116.10.
Make whole premium assumes a close date of June 30, 2016. Additional shares based on indenture dated June 4, 2013. Value shown represents make whole value above notes' principal value.

(5) Based on Curry Management as of February 2016.

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 Detail on Potential Partners

Selected Statistics of Potential Partners ($MM) Sources: Capital IQ. Prices as of February 19, 2016. (1) Cash is pro forma for disclosed acquisitions. 33 CONFIDENTIAL | DRAFT Selected Financial Metrics Debt / CY16EE Operating Metrics FD Equity FD Ent. Cash Financial CY15E CY16E Multiples '15-16E Gross Operating Value Value Bal. (1) Debt EBITDA Rev P/E LFCF Revenue % Growth Margin Margin Key Contacts $518,091 $450,245 $73,066 $5,220 0.2x 6.3x 20.8x 27.4x $71,749 18% 70% 41% Larry Page (CEO, Alphabet) Sundar Pichai (CEO, Google) Ruth Porat (CFO, Google) David Drummond (SVP, Alphabet Corporate Development) Don Harrison (VP, Alphabet Corporate Development) Diane Greene (SVP, Google Enterprise Business) $421,053 $352,268 $114,135 $45,350 1.8x 3.7x 18.3x 17.0x $94,320 7% 64% 31% Satya Nadella (CEO) Amy Hood (EVP and CFO) Marc Brown (Managing Director, Corporate Development; Global Head, M&A) Qi Lu (EVP, Applications and Services Engineering) Scott Guthrie (EVP, Cloud and Enterprise) Kurt DelBene (EVP, Corporate Strategy and Planning) Brad Smith (President and Chief Legal Officer) Bob Kelly (Corp Vice President, M&A Strategy and Business Development) $159,023 $149,036 $52,335 $41,940 2.4x 3.9x 13.6x 12.5x $37,769 1% 80% 44% Larry Ellison (Executive Chairman and CTO) Safra Catz (Co-CEO) / Mark Hurd (Co-CEO) Thomas Kurian (President) Doug Kehring (EVP, Chief of Staff and Head of Corporate Development) $93,385 $99,084 $5,457 $11,156 1.4x 4.0x 17.2x 20.4x $24,531 6% 71% 30% Bill McDermott (CEO) Hasso Plattner (Co-Founder and Chairman, Supervisory Board) Luka Mucic (CFO, COO) Arlen Shenkman (North American CFO) Monty Gray (SVP and Head of Corporate Development) $42,650 $42,206 $2,301 $1,857 1.6x 5.2x 63.0x 29.3x $8,083 22% 78% 14% Marc Benioff (CEO) Parker Harris (Co-Founder) John Somorjai (SVP, Corporate Development and Strategy) Mark Hawkins (EVP and CFO) Chris Hecht (VP, Corporate Development) Burke Norton (Chief Legal Officer) Alex Dayon (President, Products) $26,635 $26,998 $887 $1,250 0.8x 5.7x 26.3x 24.5x $4,735 5% 85% 32% Brad Smith(Chairman and CEO) Scott Cook (Founder and Chairman of the Executive Committee) Neil Williams (EVP and CFO) Andrew Westergren (SVP, Chief Corporate Strategy and Development Officer)

Key Contacts and M&A History

Google

Key Contacts: Larry Page (CEO, Alphabet)
Sundar Pichai (CEO, Google)
Ruth Porat (CFO, Google)
David Drummond (SVP, Alphabet Corporate Development)
Don Harrison (VP, Alphabet Corporate Development)
Diane Greene (SVP, Google Enterprise Business)

Strengths
- Strong position stemming from search enables Google to extend into adjacent markets
- Google has successfully employed the Android platform to build a comprehensive mobile ecosystem
- Has strengthened its position in enterprise by providing familiar Google technology to business settings
- Massive scale through clusters of data centers gives Google an array of opportunities in the enterprise

Strategic Priorities
- Acquisition of Motorola Mobility indicates Google's desire to protect its IP and vertically integrate
- Further enhance Android operating system for users and developers
- Revamp social strategy as Google lacks the mindshare of its competitors
- Continue to pursue its mission of organizing the world's information through search, mobile and local

M&A Process
- Weekly M&A committee meetings to review all deals
- Larry, Sergey and David Drummond very influential, while Eric Schmidt continues to account for one vote
- Bottoms-up, "build vs. buy" approach is used to assess opportunities
- Interesting technology and product fit / vision within Google is critical
- A "must-own," competitive asset will prompt Google to accelerate process significantly (e.g., YouTube, AdMob, Motorola) and do / pay what it takes to win, especially against key competitors
- Hesitant to deliver term sheet until confident it will not be shopped
- Employs a DCF-based valuation; synergies can be used to justify premiums

Summary of Selected Recent Acquisitions

($MM)

Annc. Date	Target	FD Equity Value	FD Enterprise Value	Transaction Multiples: Revenue LTM	Revenue NTM	P/E LTM	P/E NTM	Premium to Unaff. Stock Price (1): 1-Day	20-Day	LTM High	LTM Low	Transaction History: Existing Partner?	Type of Process	Process Length	# of Bids	Prem. to 1st Offer
11/06/15	Bebop	$380	$380	-	-	-	-	-	-	-	-	-	-	-	-	-
06/20/14	Dropcam	555	555	-	-	-	-	-	-	-	-	-	-	-	-	-
06/10/14	Skybox Imaging	500	500	-	-	-	-	-	-	-	-	-	-	-	-	-
01/13/14	Nest Labs	3,200	3,200	13.6	-	-	-	-	-	-	-	-	-	-	-	-
06/11/13	Waze	1,100	1,100	-	-	-	-	-	-	-	-	-	-	-	-	-
08/15/11	Motorola Mobility	12,550	9,224	0.7	0.6	78.4	42.0	63%	84%	10%	90%	No	Exclusive	14	3	33%
04/13/07	DoubleClick	3,100	3,100	10.3	-	-	-	-	-	-	-	-	-	-	-	-
10/09/06	YouTube	1,650	1,650	-	-	-	-	-	-	-	-	-	-	-	-	-
Median				*10.3x*	*0.6x*	*78.4x*	*42.0x*	*63%*	*84%*	*10%*	*90%*			*14 days*	*3 days*	

Source: Company press releases, Company filings and Wall Street Research
Note: '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.

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Key Contacts and M&A History

Microsoft

Key Contacts: Satya Nadella (CEO)
Amy Hood (EVP and CFO)
Marc Brown (Managing Director, Corporate Development; Global Head, M&A)
Qi Lu (EVP, Applications and Services Engineering)
Scott Guthrie (EVP, Cloud and Enterprise)
Kurt DelBene (EVP, Corporate Strategy and Planning)
Brad Smith (President and Chief Legal Officer)
Bob Kelly (Corp Vice President, M&A Strategy and Business Development)

Strengths

- Leading market position in operating system, productivity, and data center software
- Leading enterprise ecosystem with over 600,000 distribution partners
- Large war chest available for strategic priorities with over $114Bn in cash and approximately $23Bn in annual free cash flow

Strategic Priorities

- Changing Microsoft into a mobile-first, cloud-first company
- Accessing, analyzing, and leveraging data from any data source across applications and endpoints
- Providing a platform to build consumer-quality and next-generation applications
- Redefining and positioning productivity as a window for other enterprise applications
- Re-intermediating and empowering IT organizations in an increasingly distributed IT environment
- Driving Azure workloads and repositioning Azure as a high-end cloud platform

Typical M&A Process:

- New decision-making process being put in place with Satya Nadella and Amy Hood driving strategic direction
- Marc Brown leads M&A execution on larger transactions
- Closer integration of Corporate Development going forward, having historically been exclusively Business Unit focused
- Diligence process in larger deals involves larger team of corporate development and business unit team members
- Formal process with committees and approvals required

Summary of Selected Recent Acquisitions

($MM)

				Transaction Multiples				Premium to Unaff. Stock Price (1)				Transaction History				
		FD	FD	Revenue		P/E				LTM						
Annc. Date	Target	Equity Value	Enterprise Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Existing Partner?	Type of Process	Process Length	# of Bids	Prem. to 1st Offer
09/15/14	Mojang	$2,500	$2,500	-	-	-	-	-	-	-	-	-	-	-	-	-
09/03/13	Nokia (Devices and Services)	4,988	4,988	0.3x	-	-	-	-	-	-	-	-	-	-	-	-
06/25/12	Yammer	1,200	1,200	-	-	-	-	-	-	-	-	-	-	-	-	-
04/09/12	AOL Patents	1,056	1,056	-	-	-	-	-	-	-	-	-	-	-	-	-
05/10/11	Skype	7,918	8,500	9.9	-	-	-	-	-	-	-	-	-	-	-	-
01/08/08	Fast Search & Transfer	1,219	1,081	6.4	5.2	-	-	42%	74%	4%	107%	Yes	Exclusive	-	1	-
05/18/07	aQuantive	6,380	6,064	12.3	9.3	97.8	82.1	85%	108%	93%	233%	No	Auction	56	3	-
Median				*8.2x*	*7.3x*	*97.8x*	*82.1x*	*64%*	*91%*	*49%*	*170%*			*56 days*	*2*	

Source: Company press releases, Company filings and Wall Street Research
Note: '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.

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Key Contacts and M&A History

ORACLE

Key Contacts: Larry Ellison (Executive Chairman and CTO)
Safra Catz (Co-CEO) / Mark Hurd (Co-CEO)
Thomas Kurian (President)
Doug Kehring (EVP, Chief of Staff and Head of Corporate Development)

Strengths

- Leading database, middleware and application software products by market share
- Aggressive, experienced and coordinated direct sales force
- Attractive and expansive customer base
- One single-instance back-office organization
- Acquisition is a core competency and seen as key driver for growth

Strategic Priorities

- Having recently consolidated the e-commerce/B2C/Retail space (Responsys, RightNow, Endeca, Inquira, FatWire, ATG), CRM, and HCM, Oracle will continue to embrace the cloud for collaboration, horizontal and vertical applications
- Recent transactions have focused on augmenting their strength in both their data and marketing cloud businesses
- Drive enterprise IT agenda through tight integration of applications, analytics, infrastructure and systems
- Propensity for SaaS vendors with an enterprise customer base in order to leverage existing Oracle brand and cross-sell products
- RightNow / Taleo highlight need to offer fresh functionality to protect maintenance streams from CRM and Workday

Typical M&A Process:

- Idea generation from Larry Ellison, Executive Suite, Global Business Units and Corporate Development
- All deals executed in centralized corporate development group with aid of transaction sponsor and back-office functions
- Doesn't expect to move on price from initial bid by much
  - Will re-bid 2 – 3 times generally
- Streamlined approval process led by Co-Presidents and Doug Kehring
- Well-developed and efficient M&A process – able to make aggressive decisions more quickly than most competitors
- Studying new technology markets where Oracle can combine software and hardware to offer a disruptive solution (storage, networking)

Summary of Selected Recent Acquisitions

($MM)

		FD	FD	Transaction Multiples				Premium to Unaff. Stock Price (1)				Transaction History				
Annc.		Equity	Enterprise	Revenue		P/E				LTM		Existing	Type of	Process	# of	Prem. to
Date	Target	Value	Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Partner?	Process	Length	Bids	1st Offer
12/22/14	Datalogix	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
06/23/14	Micros Systems	$5,259	$4,604	3.4x	3.2x	27.6x	24.4x	18%	31%	15%	62%	No	3 Parties	95	3	6%
12/20/13	Responsys	1,679	1,572	8.1	6.9	-	-	38%	66%	35%	370%	No	2 Parties	24	3	13%
02/04/13	Acme Packet	2,099	1,714	6.0	6.0	46.3	71.3	22%	22%	(19%)	95%	No	Exclusive	157	3	4%
12/20/12	Eloqua	971	885	9.8	8.2	-	-	31%	34%	(5%)	82%	No	Exclusive	127	2	4%
02/09/12	Taleo	2,056	1,940	6.3	5.3	44.7	44.1	18%	25%	9%	109%	No	Exclusive	79	3	5%
10/24/11	RightNow	1,840	1,599	7.4	6.2	75.4	55.8	20%	38%	10%	117%	No	Exclusive	96	3	8%
10/18/11	Endeca	1,075	1,075	8.6	-	-	-	-	-	-	-	-	-	-	-	-
11/02/10	Art Technology Group	1,032	850	4.4	3.9	31.6	25.0	46%	35%	25%	95%	No	Exclusive	28	1	0%
04/20/09	Sun Microsystems	7,085	5,340	0.4	0.4	-	-	91%	89%	(43%)	236%	No	Auction	55	2	0%
01/16/08	BEA Systems	8,230	7,350	4.9	4.4	35.2	23.3	24%	29%	3%	78%	No	Unsolicited	209	2	14%
03/01/07	Hyperion Solutions	3,287	2,839	3.4	3.0	30.8	26.4	21%	23%	16%	94%	No	Exclusive	83	3	9%
09/12/05	Siebel Systems	5,919	3,677	2.8	2.8	66.6	59.2	17%	29%	1%	44%	No	Exclusive	96	7	(3%)
Median				*5.5x*	*4.4x*	*39.9x*	*35.3x*	*22%*	*31%*	*9%*	*95%*			*95 days*	*3*	*5%*

Source: Company press releases, Company filings and Wall Street Research
Note: '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.

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Key Contacts and M&A History

Key Contacts: Bill McDermott (CEO)
Hasso Plattner (Co-Founder and Chairman, Supervisory Board)
Luka Mucic (CFO, COO)
Arden Shenkman (North American CFO)
Monty Gray (SVP and Head of Corporate Development)

Strengths

- Large enterprise customer base; spans all major verticals and geographies
- Stable and recurring revenue stream from mission-critical software and recent SaaS acquisitions
- Global sales force with deep relationships with Fortune 500 and SMB customers
- Platform / hardware neutrality vs. competitors (i.e. vendor stack solution lock in)

Strategic Priorities

- Three-pronged strategy of on-premise, on-demand and on-device
- HANA in-memory database and analytics offering
- Increase competitiveness vs. other large technology ecosystems (particularly Oracle) as well as alternative enterprise software providers (CRM)
- Extend presence within mid-market with BBD
- Mobility platform (with Sybase acquisition) to proliferate existing software to mobile platforms

Typical M&A Process:

- Management has stated the intent to use M&A as a strategic driver of future growth
- Ability to pay significant premia for assets deemed strategic (i.e. Business Objects, Sybase, SuccessFactors, Ariba, Concur)
- M&A requires approval of Executive Committee and Board Committee
- Hasso Plattner is very involved in strategic direction of Company and acquisitions
- Concerned about competing with Oracle over strategic assets in enterprise application and infrastructure software

Summary of Selected Recent Acquisitions

($MM)

				Transaction Multiples				Premium to Unaff. Stock Price (1)				Transaction History				
		FD	FD	Revenue		P/E				LTM		Existing	Type of	Process	# of	Prem. to
Annc. Date	Target	Equity Value	Enterprise Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Partner?	Process	Length	Bids	1st Offer
09/18/14	Concur	$7,768	$8,286	12.6x	10.2x	-	-	28%	36%	1%	70%	Yes	Exclusive	60	3	17%
03/26/14	Fieldglass (2)	1,000	1,000	11.8	9.5	-	-	-	-	-	-	Yes	-	-	-	-
06/05/13	Hybris (2)	1,341	1,341	10.7	-	-	-	-	-	-	-	Yes	-	-	-	-
05/22/12	Ariba	4,609	4,437	8.8	7.8	48.9	42.1	20%	32%	13%	103%	No	Exclusive	58	3	17%
12/03/11	SuccessFactors (3)	3,748	3,499	10.2	8.7	-	-	52%	47%	(1%)	105%	No	Exclusive	67	3	18%
05/12/10	Sybase	6,505	5,766	4.8	4.5	25.0	24.4	56%	38%	35%	119%	Yes	Exclusive	62	2	7%
10/07/07	Business Objects	6,019	5,090	3.7	2.9	31.3	23.6	20%	34%	20%	60%	Yes	Exclusive	82	1	0%
Median				*10.2x*	*8.3x*	*31.3x*	*24.4x*	*28%*	*36%*	*13%*	*103%*			*62 days*	*3*	*17%*

Source: Company press releases, Company filings and Wall Street research
Note: "-" = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.
(2) Transaction size and LTM revenue projections are based on 451 Group estimates and June 30, 2014 Interim Report.
(3) LTM revenue multiple pro forma for acquisition of Plateau Systems. Included in mean and median calculations.

37

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Qatalyst PARTNERS

Illustrative Pro Forma Income Statement Based on Curry and SAP Street Estimates ($MM) Source: Curry and SAP projections based on mean consensus analyst research estimates as of February 19, 2016. Note: Does not reflect the potential impact of certain purchase accounting and financial transaction variables including (among others): equity compensation expense, excess purchase price treatment, depreciation and amortization of intangibles, tax charges/benefits and other non-recurring/transaction items. 38 CONFIDENTIAL | DRAFT Total Revenue Annual Growth Non-GAAP Gross Profit Gross Margin Total Operating Expenses % of Revenue Non-GAAP Operating Income Operating Margin Levered Free Cash Flow LFCF Margin Curry Street CY2016ECY2017E SAP Street CY2016ECY2017E $25,493 $27,246 7%7% $18,135 $19,515 71%72% $10,671 $11,668 42%43% $7,464 $7,848 29%29% $4,664 $5,172 18%19% $962 $1,221 30%27% $675 $859 70%70% $633 $792 66%65% $41 $67 4%6% $85 $119 9%10% $24,531 $26,025 7%6% $17,460 $18,656 71%72% $10,038 $10,876 41%42% $7,423 $7,780 30%30% $4,579 $5,052 19%19% Pro Forma Combined CY2016E CY2017E

Illustrative Transaction Sources & Uses Cash Debt $379 316 $5,457 11,156 $5,836 11,473 ($MM, except per share amounts) Purchase of Curry FD Shares Outstanding (1) Retire Note Payable to Oracle (4) Retire Existing Curry Convertible Debt (2) Make Whole Premium (2) Transaction Expenses (3) Total $5,803 6 310 0 120 $6,240 $6,226 6 310 0 129 $6,671 $6,649 6 310 0 138 $7,102 $7,072 6 310 0 146 $7,534 $7,494 6 310 6 155 $7,972 $7,917 6 310 13 163 $8,410 $8,340 6 310 20 172 $8,849 SAP Equity Issued Combined Balance Sheet Cash (4) New Debt Raised Total $0 0 6,240 $6,240 $0 0 6,671 $6,671 $0 0 7,102 $7,102 $0 0 7,534 $7,534 $0 0 7,972 $7,972 $0 0 8,410 $8,410 $0 0 8,849 $8,849 Per Share Cash Consideration Per Share Stock Consideration % Cash / % Stock Exchange Ratio $70.00 0.00 100% / 0% 0.000x $75.00 0.00 100% / 0% 0.000x $80.00 0.00 100% / 0% 0.000x $85.00 0.00 100% / 0% 0.000x $90.00 0.00 100% / 0% 0.000x $95.00 0.00 100% / 0% 0.000x $100.00 0.00 100% / 0% 0.000x Total Debt Cash Net Debt $17,396 5,836 11,560 $17,827 5,836 11,991 $18,259 5,836 12,423 $18,690 5,836 12,854 $19,128 5,836 13,292 $19,566 5,836 13,730 $20,005 5,836 14,169 Leverage Statistics Pro Forma CY15E EBITDA (5) $8,103 8,103 8,103 8,103 8,103 8,103 8,103 Ownership Shares Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Note: Market data current as of February 19, 2016. Current Curry share price of $56.25 as of February 19, 2016. Current SAP share price of $77.40 as of February 19, 2016. (1) Common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014. (2) Convertible Debt detail from Curry Convertible Debt indenture dated June 4, 2013. Assumes a close date of June 30, 2016. (3) Assumes 1% transaction advisory fees and 1% financing fees on new debt. (4) Curry balance sheet items from Curry 8-K for the period ended December 31, 2015. SAP balance sheet items from SAP Interim Report for the period ended December 31, 2015. (5) Curry actuals based on Curry 8-K for the period ended December 31, 2015. SAP projections based on consensus analyst research dated February 19, 2016. 39 CONFIDENTIAL | DRAFT Curry Primary % Ownership 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Curry FD % Ownership 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Total Debt / CY15E EBITDA 2.1x 2.2x 2.3x 2.3x 2.4x 2.4x 2.5x Net Debt / CY15E EBITDA 1.4 1.5 1.5 1.6 1.6 1.7 1.7 Implied Pro Forma Capital Structure Implied Consideration Sources of Funds Uses of Funds 100% Cash Funded with New Debt $70.00 $75.00 $80.00 $85.00 $90.00 $95.00 $100.00 24%33%42%51%60%69%78% Illustrative Share Price: Implied Premium to Current: Illustrative Transaction Sources and Uses Combined Firepower Curry SAP Combined

Illustrative Pro Forma Earnings Impact Based on Curry and SAP Street Estimates ($MM, except per share amounts) Pro Forma Net Income (+) SAP Street Net Income (1) (+) Curry Street Net Income (1) (-) After-tax New Interest Expense (2) Pro Forma Net Income Effective Tax Rate (3) Pro Forma Diluted Shares Outstanding $5,318 $35 (187) $5,166 25% $5,318 35 (200) $5,153 25% $5,318 35 (213) $5,140 25% $5,318 35 (226) $5,127 25% $5,318 35 (239) $5,114 25% $5,318 35 (252) $5,101 25% $5,318 35 (265) $5,088 25% SAP Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 1,180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 Pro Forma Net Income (+) SAP Street Net Income (1) (+) Curry Street Net Income (1) (-) After-tax New Interest Expense (2) Pro Forma Net Income Effective Tax Rate (4) Pro Forma Diluted Shares Outstanding $5,708 $59 (187) $5,579 25% $5,708 59 (200) $5,566 25% $5,708 59 (213) $5,554 25% $5,708 59 (226) $5,541 25% $5,708 59 (239) $5,527 25% $5,708 59 (252) $5,514 25% $5,708 59 (265) $5,501 25% SAP Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 1,181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 Note: Market data current as of February 19, 2016. (1) Curry and SAP estimates based on mean consensus analyst research estimates as of February 19, 2016. (2) Assumes a 4.0% cost of debt, and 0.5% cost of cash foregone. Assumes no debt repayment during the projection period. (3) Assumes a 25% blended tax rate (Curry tax rate of 10% and SAP tax rate of 25%). (4) Assumes a 25% blended tax rate (Curry tax rate of 10% and SAP tax rate of 25%). 40 CONFIDENTIAL | DRAFT Illustrative CY17E Pro Forma EPS Impact Illustrative CY16E Pro Forma EPS Impact Pro Forma Diluted EPS $4.72 $4.71 $4.70 $4.69 $4.68 $4.67 $4.66 From Standalone EPS of $4.83(0.11) (0.12) (0.13) (0.14) (0.15) (0.16) (0.18) % Accretion (Dilution)(2%)(2%)(3%)(3%)(3%)(3%)(4%) Pre-Tax Synergies / (Cushion) to Breakeven $172 $189 $206 $223 $241 $258 $276 Pro Forma Diluted EPS $4.38 $4.36 $4.35 $4.34 $4.33 $4.32 $4.31 From Standalone EPS of $4.50(0.13) (0.14) (0.15) (0.16) (0.17) (0.18) (0.19) % Accretion (Dilution)(3%)(3%)(3%)(4%)(4%)(4%)(4%) Pre-Tax Synergies / (Cushion) to Breakeven $203 $220 $237 $254 $272 $289 $307 Illustrative Share Price: Implied Premium to Current: Illustrative Pro Forma Earnings Impact 100% Cash Funded with New Debt $70.00 $75.00 $80.00 $85.00 $90.00 $95.00 $100.00 24%33%42%51%60%69%78%

Illustrative Pro Forma LFCF Impact Based on Curry and SAP Street Estimates ($MM, except per share amounts) Pro Forma LFCF (+) SAP Street LFCF (1) (+) Curry Street LFCF (1) (-) After-tax New Interest Expense (2) Pro Forma LFCF Effective Tax Rate (3) Pro Forma Diluted Shares Outstanding $4,579 $85 (187) $4,477 25% $4,579 85 (200) $4,464 25% $4,579 85 (213) $4,451 25% $4,579 85 (226) $4,438 25% $4,579 85 (239) $4,425 25% $4,579 85 (252) $4,412 25% $4,579 85 (265) $4,399 25% SAP Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 1,180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 1180.7 0.0 1180.7 Pro Forma LFCF (+) SAP Street LFCF (1) (+) Curry Street LFCF (1) (-) After-tax New Interest Expense (2) Pro Forma LFCF Effective Tax Rate (4) Pro Forma Diluted Shares Outstanding $5,052 $119 (187) $4,985 25% $5,052 119 (200) $4,972 25% $5,052 119 (213) $4,959 25% $5,052 119 (226) $4,946 25% $5,052 119 (239) $4,933 25% $5,052 119 (252) $4,920 25% $5,052 119 (265) $4,907 25% SAP Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 1,181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 1181.2 0.0 1181.2 Note: Market data current as of February 19, 2016. (1) Curry and SAP estimates based on mean consensus analyst research estimates as of February 19, 2016. (2) Assumes a 4.0% cost of debt, and 0.5% cost of cash foregone. Assumes no debt repayment during the projection period. (3) Assumes a 25% blended tax rate (Curry tax rate of 10% and SAP tax rate of 25%). (4) Assumes a 25% blended tax rate (Curry tax rate of 10% and SAP tax rate of 25%). 41 CONFIDENTIAL | DRAFT Illustrative CY17E Pro Forma LFCF / Share Impact Illustrative CY16E Pro Forma LFCF / Share Impact Pro Forma Diluted LFCF / Share $4.22 $4.21 $4.20 $4.19 $4.18 $4.17 $4.15 From Standalone LFCF / Share of $4.28(0.06) (0.07) (0.08) (0.09) (0.10) (0.11) (0.12) % Accretion (Dilution)(1%)(2%)(2%)(2%)(2%)(3%)(3%) Pre-Tax Synergies / (Cushion) to Breakeven $90 $107 $125 $142 $159 $177 $195 Pro Forma Diluted LFCF / Share $3.79 $3.78 $3.77 $3.76 $3.75 $3.74 $3.73 From Standalone LFCF / Share of $3.88(0.09) (0.10) (0.11) (0.12) (0.13) (0.14) (0.15) % Accretion (Dilution)(2%)(3%)(3%)(3%)(3%)(4%)(4%) Pre-Tax Synergies / (Cushion) to Breakeven $136 $154 $171 $188 $206 $223 $241 Illustrative Share Price: Implied Premium to Current: Illustrative Pro Forma LFCF Impact 100% Cash Funded with New Debt $70.00 $75.00 $80.00 $85.00 $90.00 $95.00 $100.00 24%33%42%51%60%69%78%

Key Contacts and M&A History

salesforce

Key Contacts:
Marc Benioff (CEO)
Parker Harris (Co-Founder)
John Somorjai (SVP, Corporate Development and Strategy)
Mark Hawkins (EVP and CFO)
Chris Hecht (VP, Corporate Development)
Burke Norton (Chief Legal Officer)
Alex Dayon (President, Products)

Strengths

- Pioneer in cloud computing and market leadership in sales, service, and marketing
- Expected to do $6.6Bn of revenue in 2015, making it by far the largest cloud company
- Salesforce has expanded from its core platform into other markets: PaaS ($10Bn in 2015), service ($28Bn by 2015), marketing automation ($7Bn in 2015), and data and analytics ($16Bn in 2015).[2]
- Salesforce has evolved its vision from automating the sales process to becoming a broader productivity, data management, and application infrastructure platform for companies ranging from SMBs to the largest enterprises

Strategic Priorities

- Significant focus on building out a complete marketing and CRM suite, primarily through acquisitions
- Building and extending the Marketing Cloud
- Intense focus on platform build-out and positioning with audiences ranging from SMBs to enterprises
- Accelerating growth areas such as Service Cloud and increasing diversification into areas such as analytics and data management
- Strengthen relationships with third party developers through ongoing investment in Force.com and Heroku

Typical M&A Process:

- Marc Benioff drives the vision of the Company and all acquisition ideas are approved through his office
  – He coordinates closely with John Somorjai in the decision-making process
- John Somorjai leads the corporate development team and has access to the office of the CEO
- Corporate development team works with operations and sales teams to identify potential new expansion opportunities
- Focused on extending platform capabilities, Social Enterprise, data integration and marketing suite

Summary of Selected Recent Acquisitions

($MM)

				Transaction Multiples				Premium to Unaff. Stock Price (1)				Transaction History				
		FD Equity	FD Enterprise	Revenue		P/E				LTM		Existing	Type of	Process	# of	Prem. to
Annc. Date	Target	Value	Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Partner?	Process	Length	Bids	1st Offer
12/23/2015	SteelBrick	$360	$360	-	-	-	-	-	-	-	-	Yes	-	-	-	-
7/11/2014	RelateIQ	392	352	-	-	-	-	-	-	-	-	No	-	-	-	-
06/04/13	ExactTarget	2,671	2,570	7.9x	6.5x	-	-	53%	56%	36%	88%	Yes	2 Parties	42	3	30%
06/04/12	Buddy Media	689	689	21.2	13.8	-	-	-	-	-	-	No	-	-	-	-
03/30/11	Radian6	326	326	9.3	3.8	-	-	-	-	-	-	Yes	-	-	-	-
Median				*9.3x*	*6.5x*	*-*	*-*	*53%*	*56%*	*36%*	*88%*					

Source: Company press releases, Company filings and Wall Street Research
Note: '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.
(2) PaaS market size per Forrester, service market size per Gartner, marketing automation size per IDC, and data and analytics market size per Gartner.

42

CONFIDENTIAL | DRAFT

Catalyst PARTNERS

Illustrative Pro Forma Income Statement Based on Curry and Salesforce Street Estimates ($MM) Source: Curry and Salesforce projections based on mean consensus analyst research estimates as of February 19, 2016. Note: Does not reflect the potential impact of certain purchase accounting and financial transaction variables including (among others): equity compensation expense, excess purchase price treatment, depreciation and amortization of intangibles, tax charges/benefits and other non-recurring/transaction items. 43 CONFIDENTIAL | DRAFT Total Revenue Annual Growth Non-GAAP Gross Profit Gross Margin Total Operating Expenses % of Revenue Non-GAAP Operating Income Operating Margin Levered Free Cash Flow LFCF Margin Curry Street CY2016ECY2017E Salesforce Street CY2016ECY2017E $9,045 $10,914 22%21% $6,965 $8,435 77%77% $5,809 $6,879 64%63% $1,156 $1,556 13%14% $1,540 $1,967 17%18% $962 $1,221 30%27% $675 $859 70%70% $633 $792 66%65% $41 $67 4%6% $85 $119 9%10% $8,083 $9,692 22%20% $6,290 $7,575 78%78% $5,175 $6,087 64%63% $1,114 $1,488 14%15% $1,455 $1,847 18%19% Pro Forma Combined CY2016E CY2017E

Illustrative Transaction Sources & Uses Cash Debt $379 316 $2,301 1,857 $2,680 2,173 Purchase of Curry FD Shares Outstanding (1) Retire Note Payable to Oracle (4) Retire Existing Curry Convertible Debt (2) Make Whole Premium (2) Transaction Expenses (3) Total $5,803 6 310 0 82 $6,201 $6,649 6 310 0 90 $7,055 $7,494 6 310 6 99 $7,916 $8,340 6 310 20 107 $8,784 $5,803 6 310 0 58 $6,177 $6,649 6 310 0 66 $7,031 $7,494 6 310 6 75 $7,892 $8,340 6 310 20 83 $8,760 Salesforce Equity Issued Combined Balance Sheet Cash (4) New Debt Raised Total $1,646 2,180 $2,374.7 $6,201 $2,501 2,180 $2,374.7 $7,055 $3,361 2,180 $2,374.7 $7,916 $4,229 2,180 $2,374.7 $8,784 $5,803 374 0 $6,649 383 0 $7,494 397 0 $8,340 420 0 $6,177 $7,031 $7,892 $8,760 Per Share Cash Consideration Per Share Stock Consideration % Cash / % Stock Exchange Ratio $50.14 19.86 72% / 28% 0.320x $49.91 30.09 62% / 38% 0.484x $49.64 40.36 55% / 45% 0.650x $49.29 50.71 49% / 51% 0.816x $0.00 70.00 0% / 100% 1.126x $0.00 80.00 0% / 100% 1.287x $0.00 90.00 0% / 100% 1.448x $0.00 100.00 0% / 100% 1.609x Total Debt Cash Net Debt $4,231 500 3,731 $4,231 500 3,731 $4,231 500 3,731 $4,231 500 3,731 $1,857 2,306 (449) $1,857 2,297 (440) $1,857 2,282 (426) $1,857 2,260 (403) Leverage Statistics Pro Forma CY15E EBITDA (5) $1,209 1,209 1,209 1,209 1,209 1,209 1,209 1,209 Ownership Shares Issued 26.5 40.2 54.1 68.1 93.4 107.0 120.6 134.2 Note: Market data current as of February 19, 2016. Current Curry share price of $56.25 as of February 19, 2016. Current Salesforce share price of $62.14 as of February 19, 2016. (1) Common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014. (2) Convertible Debt detail from Curry Convertible Debt indenture dated June 4, 2013. Assumes a close date of June 30, 2016. (3) Assumes 1% transaction advisory fees and 1% financing fees on new debt. (4) Curry balance sheet items from Curry 8-K for the period ended December 31, 2015. Salesforce balance sheet items from Salesforce 10-Q for the period ended October 31, 2015. Assumes pro forma minimum cash balance of $500MM. (5) Curry actuals based on Curry 8-K for the period ended December 31, 2015. Salesforce projections based on consensus analyst research dated February 19, 2016. 44 CONFIDENTIAL | DRAFT Curry Primary % Ownership 3.8% 5.7% 7.5% 9.3% 12.3% 13.9% 15.4% 16.8% Curry FD % Ownership 3.7% 5.5% 7.3% 9.0% 12.0% 13.5% 14.9% 16.4% Total Debt / CY15E EBITDA 3.5x 3.5x 3.5x 3.5x 1.5x 1.5x 1.5x 1.5x Net Debt / CY15E EBITDA 3.1 3.1 3.1 3.1 (0.4) (0.4) (0.4) (0.3) Implied Pro Forma Capital Structure Implied Consideration Sources of Funds ($MM, except per share amounts) Illustrative Transaction Sources and Uses Illustrative Share Price: Implied Premium to Current: Max 3.5x Leverage Scenario 100% Stock Scenario $70.00 $80.00 $90.00 $100.00 24%42%60%78% $70.00 $80.00 $90.00 $100.00 24%42%60%78% Uses of Funds Combined Firepower Curry Salesforce Combined

Illustrative Pro Forma Earnings Impact Based on Curry and Salesforce Street Estimates ($MM, except per share amounts) Pro Forma Net Income (+) Salesforce Street Net Income (1) (+) Curry Street Net Income (1) (-) After-tax New Interest Expense (2) Pro Forma Net Income Effective Tax Rate (3) Pro Forma Diluted Shares Outstanding $691 $35 (77) $649 35% $691 35 (77) $649 35% $691 35 (77) $649 35% $691 35 (77) $649 35% $691 35 (1) $725 35% $691 35 (1) $725 35% $691 35 (1) $725 35% $691 35 (1) $725 35% Salesforce Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 700.2 26.5 726.7 700.2 40.2 740.5 700.2 54.1 754.3 700.2 68.1 768.3 700.2 93.4 793.6 700.2 107.0 807.2 700.2 120.6 820.8 700.2 134.2 834.4 Pro Forma Net Income (+) Salesforce Street Net Income (1) (+) Curry Street Net Income (1) (-) After-tax New Interest Expense (2) Pro Forma Net Income Effective Tax Rate (4) Pro Forma Diluted Shares Outstanding $939 $59 (77) $920 34% $939 59 (77) $920 34% $939 59 (77) $920 34% $939 59 (77) $920 34% $939 59 (1) $996 34% $939 59 (1) $996 34% $939 59 (1) $996 34% $939 59 (1) $996 34% Salesforce Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 725.2 26.5 751.7 725.2 40.2 765.4 725.2 54.1 779.3 725.2 68.1 793.3 725.2 93.4 818.6 725.2 107.0 832.2 725.2 120.6 845.8 725.2 134.2 859.4 Note: Market data current as of February 19, 2016. (1) Curry and Salesforce estimates based on mean consensus analyst research estimates as of February 19, 2016. (2) Assumes a 4.5% cost of debt, and 0.5% cost of cash foregone. Assumes no debt repayment during the projection period. (3) Assumes a 35% blended tax rate (Curry tax rate of 10% and Salesforce tax rate of 36%). (4) Assumes a 34% blended tax rate (Curry tax rate of 10% and Salesforce tax rate of 36%). 45 CONFIDENTIAL | DRAFT Illustrative CY17E Pro Forma EPS Impact Illustrative CY16E Pro Forma EPS Impact Pro Forma Diluted EPS $1.22 $1.20 $1.18 $1.16 $1.22 $1.20 $1.18 $1.16 From Standalone EPS of $1.29(0.07) (0.09) (0.11) (0.13) (0.08) (0.10) (0.12) (0.14) % Accretion (Dilution)(5%)(7%)(9%)(10%)(6%)(8%)(9%)(10%) Pre-Tax Synergies / (Cushion) to Breakeven $81 $108 $135 $163 $97$124 $151 $178 Pro Forma Diluted EPS $0.89 $0.88 $0.86 $0.84 $0.91 $0.90 $0.88 $0.87 From Standalone EPS of $0.99(0.09) (0.11) (0.13) (0.14) (0.07) (0.09) (0.10) (0.12) % Accretion (Dilution)(9%)(11%)(13%)(14%)(7%)(9%)(11%)(12%) Pre-Tax Synergies / (Cushion) to Breakeven $104 $125 $146 $167 $89$110 $130 $151 Illustrative Share Price: Implied Premium to Current: Illustrative Pro Forma Earnings Impact Max 3.5x Leverage Scenario 100% Stock Scenario $70.00 $80.00 $90.00 $100.00 24%42%60%78% $70.00 $80.00 $90.00 $100.00 24%42%60%78%

Illustrative Pro Forma LFCF Impact Based on Curry and Salesforce Street Estimates ($MM, except per share amounts) Pro Forma LFCF (+) Salesforce Street LFCF (1) (+) Curry Street LFCF (1) (-) After-tax New Interest Expense (2) Pro Forma LFCF Effective Tax Rate (3) Pro Forma Diluted Shares Outstanding $1,455 $85 (77) $1,463 35% $1,455 85 (77) $1,463 35% $1,455 85 (77) $1,463 35% $1,455 85 (77) $1,463 35% $1,455 85 (1) $1,539 35% $1,455 85 (1) $1,539 35% $1,455 85 (1) $1,539 35% $1,455 85 (1) $1,539 35% Salesforce Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 700.2 26.5 726.7 700.2 40.2 740.5 700.2 54.1 754.3 700.2 68.1 768.3 700.2 93.4 793.6 700.2 107.0 807.2 700.2 120.6 820.8 700.2 134.2 834.4 Pro Forma LFCF (+) Salesforce Street LFCF (1) (+) Curry Street LFCF (1) (-) After-tax New Interest Expense (2) Pro Forma LFCF Effective Tax Rate (4) Pro Forma Diluted Shares Outstanding $1,847 $119 (77) $1,890 34% $1,847 119 (77) $1,890 34% $1,847 119 (77) $1,890 34% $1,847 119 (77) $1,890 34% $1,847 119 (1) $1,966 34% $1,847 119 (1) $1,965 34% $1,847 119 (1) $1,965 34% $1,847 119 (1) $1,965 34% Salesforce Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 725.2 26.5 751.7 725.2 40.2 765.4 725.2 54.1 779.3 725.2 68.1 793.3 725.2 93.4 818.6 725.2 107.0 832.2 725.2 120.6 845.8 725.2 134.2 859.4 Note: Market data current as of February 19, 2016. (1) Curry and Salesforce estimates based on mean consensus analyst research estimates as of February 19, 2016. (2) Assumes a 4.5% cost of debt, and 0.5% cost of cash foregone. Assumes no debt repayment during the projection period. (3) Assumes a 35% blended tax rate (Curry tax rate of 10% and Salesforce tax rate of 36%). (4) Assumes a 34% blended tax rate (Curry tax rate of 10% and Salesforce tax rate of 36%). 46 CONFIDENTIAL | DRAFT Illustrative CY17E Pro Forma LFCF / Share Impact Illustrative CY16E Pro Forma LFCF / Share Impact Pro Forma Diluted LFCF / Share $2.51 $2.47 $2.42 $2.38 $2.40 $2.36 $2.32 $2.29 From Standalone LFCF / Share of $2.55(0.03) (0.08) (0.12) (0.17) (0.15) (0.19) (0.22) (0.26) % Accretion (Dilution)(1%)(3%)(5%)(6%)(6%)(7%)(9%)(10%) Pre-Tax Synergies / (Cushion) to Breakeven $38$92$146 $200$182 $235$288$341 Pro Forma Diluted LFCF / Share $2.01 $1.98 $1.94 $1.90 $1.94 $1.91 $1.87 $1.84 From Standalone LFCF / Share of $2.08(0.06) (0.10) (0.14) (0.17) (0.14) (0.17) (0.20) (0.23) % Accretion (Dilution)(3%)(5%)(7%)(8%)(7%)(8%)(10%)(11%) Pre-Tax Synergies / (Cushion) to Breakeven $72$116 $160 $205$169 $213 $256$300 Illustrative Share Price: Implied Premium to Current: Illustrative Pro Forma LFCF Impact Max 3.5x Leverage Scenario 100% Stock Scenario $70.00 $80.00 $90.00 $100.00 24%42%60%78% $70.00 $80.00 $90.00 $100.00 24%42%60%78%

Key Contacts and M&A History

Intuit

Key Contacts:
Brad Smith (Chairman and CEO)
Scott Cook (Founder and Chairman of the Executive Committee)
Neil Williams (EVP and CFO)
Andrew Westergren (SVP, Chief Corporate Strategy and Development Officer)

Summary of Selected Recent Acquisitions

($MM)

		FD	FD	Transaction Multiples				Premium to Unaff. Stock Price (1)				Transaction History				
				Revenue		P/E				LTM						
Anno. Date	Target	Equity Value	Enterprise Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Existing Partner?	Type of Process	Process Length	# of Bids	Prem. to 1st Offer
04/27/12	Demandforce	$424	$424	-	-	-	-	-	-	-	-	-	-	-	-	-
11/30/06	Digital Insight	1,354	1,261	5.3x	4.8x	37.5x	31.5x	18%	30%	2%	76%	Yes	2 Parties	127	2	5%

Source: Company press releases, Company filings and Wall Street Research
Note: '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.

47

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Qatalyst Partners

Illustrative Pro Forma Income Statement Based on Curry and Intuit Street Estimates ($MM) Source: Curry and Intuit projections based on mean consensus analyst research estimates as of February 19, 2016. Note: Does not reflect the potential impact of certain purchase accounting and financial transaction variables including (among others): equity compensation expense, excess purchase price treatment, depreciation and amortization of intangibles, tax charges/benefits and other non-recurring/transaction items. 48 CONFIDENTIAL | DRAFT Total Revenue Annual Growth Non-GAAP Gross Profit Gross Margin Total Operating Expenses % of Revenue Non-GAAP Operating Income Operating Margin Levered Free Cash Flow LFCF Margin Curry Street CY2016ECY2017E Intuit Street CY2016ECY2017E $5,697 $6,475 9%14% $4,685 $5,334 82%82% $3,107 $3,463 55%53% $1,579 $1,871 28%29% $1,173 $1,714 21%26% $962 $1,221 30%27% $675 $859 70%70% $633 $792 66%65% $41 $67 4%6% $85 $119 9%10% $4,735 $5,253 5%11% $4,011 $4,475 85%85% $2,473 $2,671 52%51% $1,537 $1,804 32%34% $1,089 $1,595 23%30% Pro Forma Combined CY2016E CY2017E

Illustrative Transaction Sources & Uses Cash Debt $379 316 $887 1,250 $1,266 1,566 Purchase of Curry FD Shares Outstanding (1) Retire Note Payable to Oracle (4) Retire Existing Curry Convertible Debt (2) Make Whole Premium (2) Transaction Expenses (3) Total $5,803 6 310 0 100 $6,219 $6,649 6 310 0 108 $7,073 $7,494 6 310 6 117 $7,934 $8,340 6 310 20 125 $8,802 $5,803 6 310 0 58 $6,177 $6,649 6 310 0 66 $7,031 $7,494 6 310 6 75 $7,892 $8,340 6 310 20 83 $8,760 Intuit Equity Issued Combined Balance Sheet Cash (4) New Debt Raised Total $1,157 866 4,197 $6,219 $2,011 866 4,197 $7,073 $2,872 866 4,197 $7,934 $3,740 866 4,197 $8,802 $5,803 374 0 $6,649 383 0 $7,494 397 0 $8,340 420 0 $6,177 $7,031 $7,892 $8,760 Per Share Cash Consideration Per Share Stock Consideration % Cash / % Stock Exchange Ratio $56.04 13.96 80% / 20% 0.144x $55.80 24.20 70% / 30% 0.249x $55.52 34.48 62% / 38% 0.355x $55.16 44.84 55% / 45% 0.461x $0.00 70.00 0% / 100% 0.720x $0.00 80.00 0% / 100% 0.823x $0.00 90.00 0% / 100% 0.926x $0.00 100.00 0% / 100% 1.029x Total Debt Cash Net Debt $5,447 400 5,047 $5,447 400 5,047 $5,447 400 5,047 $5,447 400 5,047 $1,250 891 359 $1,250 883 367 $1,250 868 382 $1,250 846 404 Leverage Statistics Pro Forma CY15E EBITDA (5) $1,556 1,556 1,556 1,556 1,556 1,556 1,556 1,556 Ownership Shares Issued 11.9 20.7 29.5 38.5 59.7 68.4 77.1 85.8 Note: Market data current as of February 19, 2016. Current Curry share price of $56.25 as of February 19, 2016. Current Intuit share price of $97.19 as of February 19, 2016. (1) Common shares outstanding from Curry 10-Q for the period ended September 30, 2015. RSUs and options schedule from Curry 10-K for the period ended December 31, 2014. (2) Convertible Debt detail from Curry Convertible Debt indenture dated June 4, 2013. Assumes a close date of June 30, 2016. (3) Assumes 1% transaction advisory fees and 1% financing fees on new debt. (4) Curry balance sheet items from Curry 8-K for the period ended December 31, 2015. Intuit balance sheet items from Intuit 10-Q for the period ended October 31, 2015. Assumes pro forma minimum cash balance of $400MM. (5) Curry actuals based on Curry 8-K for the period ended December 31, 2015. Intuit projections based on consensus analyst research dated February 19, 2016. 49 CONFIDENTIAL | DRAFT Curry Primary % Ownership 4.3% 7.3% 10.1% 12.7% 18.4% 20.6% 22.6% 24.5% Curry FD % Ownership 4.2% 7.0% 9.7% 12.3% 17.9% 20.0% 22.0% 23.8% Total Debt / CY15E EBITDA 3.5x 3.5x 3.5x 3.5x 0.8x 0.8x 0.8x 0.8x Net Debt / CY15E EBITDA 3.2 3.2 3.2 3.2 0.2x 0.2x 0.2x 0.3x Implied Pro Forma Capital Structure Implied Consideration Sources of Funds ($MM, except per share amounts) Illustrative Transaction Sources and Uses Illustrative Share Price: Implied Premium to Current: Max 3.5x Leverage Scenario 100% Stock Scenario $70.00 $80.00 $90.00 $100.00 24%42%60%78% $70.00 $80.00 $90.00 $100.00 24%42%60%78% Uses of Funds Combined Firepower Curry Intuit Combined

Illustrative Pro Forma Earnings Impact Based on Curry and Intuit Street Estimates ($MM, except per share amounts) Pro Forma Net Income (+) Intuit Street Net Income (1) (+) Curry Street Net Income (1) (-) After-tax New Interest Expense (2) Pro Forma Net Income Effective Tax Rate (3) Pro Forma Diluted Shares Outstanding $1,007 $35 (128) $914 34% $1,007 35 (128) $914 34% $1,007 35 (128) $914 34% $1,007 35 (128) $914 34% $1,007 35 (1) $1,041 34% $1,007 35 (1) $1,041 34% $1,007 35 (1) $1,041 34% $1,007 35 (1) $1,041 34% Intuit Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 272.2 11.9 284.1 272.2 20.7 292.9 272.2 29.5 301.8 272.2 38.5 310.7 272.2 59.7 332.0 272.2 68.4 340.7 272.2 77.1 349.4 272.2 85.8 358.1 Pro Forma Net Income (+) Intuit Street Net Income (1) (+) Curry Street Net Income (1) (-) After-tax New Interest Expense (2) Pro Forma Net Income Effective Tax Rate (4) Pro Forma Diluted Shares Outstanding $1,174 $59 (129) $1,103 33% $1,174 59 (129) $1,103 33% $1,174 59 (129) $1,103 33% $1,174 59 (129) $1,103 33% $1,174 59 (1) $1,231 33% $1,174 59 (1) $1,231 33% $1,174 59 (1) $1,231 33% $1,174 59 (1) $1,231 33% Intuit Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 266.0 11.9 277.9 266.0 20.7 286.7 266.0 29.5 295.5 266.0 38.5 304.5 266.0 59.7 325.7 266.0 68.4 334.4 266.0 77.1 343.1 266.0 85.8 351.8 Note: Market data current as of February 19, 2016. (1) Curry and Intuit estimates based on mean consensus analyst research estimates as of February 19, 2016. (2) Assumes a 4.5% cost of debt, and 0.5% cost of cash foregone. Assumes no debt repayment during the projection period. (3) Assumes a 34% blended tax rate (Curry tax rate of 10% and Intuit tax rate of 34%). (4) Assumes a 33% blended tax rate (Curry tax rate of 10% and Intuit tax rate of 34%). 50 CONFIDENTIAL | DRAFT Illustrative CY17E Pro Forma EPS Impact Illustrative CY16E Pro Forma EPS Impact Pro Forma Diluted EPS $3.97 $3.85 $3.73 $3.62 $3.78 $3.68 $3.59 $3.50 From Standalone EPS of $4.41(0.44) (0.56) (0.68) (0.79) (0.63) (0.73) (0.83) (0.91) % Accretion (Dilution)(10%)(13%)(15%)(18%)(14%)(17%)(19%)(21%) Pre-Tax Synergies / (Cushion) to Breakeven $184 $242$301 $360$309$366$424$481 Pro Forma Diluted EPS $3.22 $3.12 $3.03 $2.94 $3.14 $3.06 $2.98 $2.91 From Standalone EPS of $3.70(0.48) (0.58) (0.67) (0.76) (0.56) (0.64) (0.72) (0.79) % Accretion (Dilution)(13%)(16%)(18%)(20%)(15%)(17%)(19%)(21%) Pre-Tax Synergies / (Cushion) to Breakeven $207$256$305$355$282$330$379$427 Illustrative Share Price: Implied Premium to Current: Illustrative Pro Forma Earnings Impact Max 3.5x Leverage Scenario 100% Stock Scenario $70.00 $80.00 $90.00 $100.00 24%42%60%78% $70.00 $80.00 $90.00 $100.00 24%42%60%78%

Illustrative Pro Forma LFCF Impact Based on Curry and Intuit Street Estimates ($MM, except per share amounts) Pro Forma LFCF (+) Intuit Street LFCF (1) (+) Curry Street LFCF (1) (-) After-tax New Interest Expense (2) Pro Forma LFCF Effective Tax Rate (3) Pro Forma Diluted Shares Outstanding $1,089 $85 (128) $1,045 34% $1,089 85 (128) $1,045 34% $1,089 85 (128) $1,045 34% $1,089 85 (128) $1,045 34% $1,089 85 (1) $1,172 34% $1,089 85 (1) $1,172 34% $1,089 85 (1) $1,172 34% $1,089 85 (1) $1,172 34% Intuit Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 272.2 11.9 284.1 272.2 20.7 292.9 272.2 29.5 301.8 272.2 38.5 310.7 272.2 59.7 332.0 272.2 68.4 340.7 272.2 77.1 349.4 272.2 85.8 358.1 Pro Forma LFCF (+) Intuit Street LFCF (1) (+) Curry Street LFCF (1) (-) After-tax New Interest Expense (2) Pro Forma LFCF Effective Tax Rate (4) Pro Forma Diluted Shares Outstanding $1,595 $119 (129) $1,585 33% $1,595 119 (129) $1,585 33% $1,595 119 (129) $1,585 33% $1,595 119 (129) $1,585 33% $1,595 119 (1) $1,713 33% $1,595 119 (1) $1,713 33% $1,595 119 (1) $1,713 33% $1,595 119 (1) $1,713 33% Intuit Standalone WASO (1) (+) Shares Issued in Transaction Pro Forma Shares Pro Forma Accretion / Dilution 266.0 11.9 277.9 266.0 20.7 286.7 266.0 29.5 295.5 266.0 38.5 304.5 266.0 59.7 325.7 266.0 68.4 334.4 266.0 77.1 343.1 266.0 85.8 351.8 Note: Market data current as of February 19, 2016. (1) Curry and Intuit estimates based on mean consensus analyst research estimates as of February 19, 2016. (2) Assumes a 4.5% cost of debt, and 0.5% cost of cash foregone. Assumes no debt repayment during the projection period. (3) Assumes a 34% blended tax rate (Curry tax rate of 10% and Intuit tax rate of 34%). (4) Assumes a 33% blended tax rate (Curry tax rate of 10% and Intuit tax rate of 34%). 51 CONFIDENTIAL | DRAFT Illustrative CY17E Pro Forma LFCF / Share Impact Illustrative CY16E Pro Forma LFCF / Share Impact Pro Forma Diluted LFCF / Share $5.70 $5.53 $5.36 $5.21 $5.26 $5.12 $4.99 $4.87 From Standalone LFCF / Share of $6.00(0.29) (0.47) (0.63) (0.79) (0.74) (0.87) (1.00) (1.13) % Accretion (Dilution)(5%)(8%)(11%)(13%)(12%)(15%)(17%)(19%) Pre-Tax Synergies / (Cushion) to Breakeven $121 $200$279$360$359$437$515 $593 Pro Forma Diluted LFCF / Share $3.68 $3.57 $3.46 $3.36 $3.53 $3.44 $3.36 $3.27 From Standalone LFCF / Share of $4.00(0.32) (0.43) (0.54) (0.64) (0.47) (0.56) (0.64) (0.73) % Accretion (Dilution)(8%)(11%)(13%)(16%)(12%)(14%)(16%)(18%) Pre-Tax Synergies / (Cushion) to Breakeven $137 $190 $243$297$234$286$339$391 Illustrative Share Price: Implied Premium to Current: Illustrative Pro Forma LFCF Impact Max 3.5x Leverage Scenario 100% Stock Scenario $70.00 $80.00 $90.00 $100.00 24%42%60%78% $70.00 $80.00 $90.00 $100.00 24%42%60%78%